UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTEDBY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Insulet Corporation
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuantto Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and statehow it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by ExchangeAct Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filingby registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

# Insulet Corporation
# Notice of Annual Meeting of Shareholders

Insulet Corporation

Dear Fellow Shareholders:
You are cordially invited to attend the Annual Meeting of Shareholders to be held on May 29, 2020 at 10:00 a.m. Eastern Time. In light of the coronavirus/COVID-19 outbreak, and in the best interests of public health and the health and safety of our Board of Directors, employees and shareholders, the Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/PODD2020. The accompanying proxy materials set forth details regarding the Annual Meeting and the business to be conducted.
The year 2019 was an exciting one for Insulet, as we delivered record financial performance, achieved significant operational milestones, and brought life-changing innovations to market. As a global team, we successfully advanced our mission to meaningfully improve the lives of those with diabetes. With this incredible momentum, and our strong foundation, we are excited for the road ahead.
Across our existing and new markets, there remain significant, unmet needs for simple, effective, personalized insulin delivery. Our strategic efforts of the past year are meeting this need in a variety of ways:
•
In the U.S., we completed the commercial launch of Omnipod DASH™, which features a secure Bluetooth-enabled Pod and Personal Diabetes Manager with a color touch screen user interface supported by smartphone connectivity. It is the only insulin pump on the market that can be accessed with no up-front cost. This groundbreaking ‘pay-as-you-go’ model and expanding access through the pharmacy channel are helping us grow our presence and drive demand in both the Type 1 and Type 2 diabetes market.

•
True to our commitment to innovation, we advanced our efforts to bring our next-generation Omnipod Horizon™ System to market. While our Horizon clinical trial is temporarily paused to correct a rare software anomaly, we continue to receive promising and inspiring patient feedback on the product. We are excited about the platform’s potential as we move toward an early 2021 launch date.

•
We began production on our first highly automated manufacturing line in the U.S., adding redundancy, expanding capacity, and strengthening our supply chain in order to support our growth and long-term capacity needs.

We look forward to continuing to advance consumer-focused innovation, provide optimal global customer experiences, expand our global footprint, and drive operational excellence. Thanks to our dedicated and talented employees around the world, I have great confidence in our ability to continue delivering strong results while meaningfully improving the lives of those with diabetes around the world.
On behalf of our employees, management, and Board of Directors, I thank you for your continued support and for your investment in Insulet.
Sincerely,

Shacey Petrovic
President and Chief Executive Officer
April 13, 2020

100 Nagog Park Acton, Massachusetts 01720
Notice of Annual Meeting
of Shareholders
Friday, May 29, 2020
10:00 a.m., Eastern Time
To the Shareholders of Insulet Corporation:
The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Insulet Corporation, a Delaware corporation (the “Company” or “Insulet”), will be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2020. In light of the public health impact of the coronavirus outbreak (“COVID-19”), and in order to help protect the health and well-being of our shareholders and employees, the Annual Meeting will be held virtually, via live webcast, at www.virtualshareholdermeeting.com/PODD2020. Shareholders will be able to attend the Annual Meeting, and submit questions and vote their shares during the Annual Meeting, from any location that has internet connectivity. There will be no physical in-person meeting. For further information about how to attend the Annual Meeting via live webcast, and how to submit questions and vote your shares during the live webcast, please see pages 4–6 of the accompanying Proxy Statement as well as the Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 29, 2020, which was mailed to you (the “Notice”).
The Annual Meeting will be held for the following purposes:
1.
to elect three Class I Directors nominated by the Company’s Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal,

2.	to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in the accompanying Proxy Statement,
3.	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and
4.	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on April 1, 2020 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Annual Meeting will be available for examination during the Annual Meeting at www.virtualshareholdermeeting.com/PODD2020. In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
Under U.S. Securities and Exchange Commission (“SEC”) rules, the Company is providing access to the proxy materials for the Annual Meeting via the internet. Accordingly, you can access the proxy materials and vote prior to the Annual Meeting by visiting http://investor.insulet.com/shareholder-services/annual-meeting. Instructions for accessing the proxy materials and voting are described below and in your Notice. Please review the proxy materials prior to voting.
Acton, Massachusetts
April 13, 2020
By Order of the Board of Directors,

JOHN W. KAPPLES
Senior Vice President, Secretary and General Counsel

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 29, 2020: This Proxy Statement and the related Annual Meeting materials are available at http://investor.insulet.com/shareholder-services/annual-meeting.

Whether or not you plan to attend the Annual Meeting virtually via live webcast, if you are a shareholder of record, please vote in one of the following three ways: (1) by completing, signing and dating the proxy card and returning it in the postage-prepaid envelope provided, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy on the internet at the address listed on the proxy card. It is important that your shares be voted whether or not you attend the Annual Meeting virtually via live webcast. Votes made by proxy over the phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 28, 2020.

If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
If you attend the Annual Meeting, you may vote electronically during the Annual Meeting, even if you have previously returned your proxy card or completed your proxy by phone or on the internet.

Proxy Summary
This summary highlights information related to topics discussed throughout this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Attend our 2020 Annual Meeting of Shareholders Via Live Webcast
10:00 a.m., Eastern Time, on Friday, May 29, 2020
Access to Live Webcast: www.virtualshareholdermeeting.com/PODD2020
How to Vote Prior to the Annual Meeting
By mailing your Proxy Card	By telephone	By internet
Cast your ballot, sign your proxy card and send by free post	Dial toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com
Mark, sign and date your proxy card and return it in the postage-paid envelope included in your proxy materials. Your proxy card must arrive by May 28, 2020.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 28, 2020. Have your proxy card in hand when you call and then follow the instructions.
Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 28, 2020. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Please note that, due to COVID-19 and public health concerns, the Annual Meeting will be held virtually, via live webcast, rather than in-person. To attend the Annual Meeting, you will need the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.
If you attend the Annual Meeting, you may vote your shares electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the internet. Shareholders wishing to vote their shares electronically during the Annual Meeting should refer to the Notice for instructions regarding voting electronically during the Annual Meeting.
Participate in the Future of Insulet – Cast Your Vote Right Away
Please cast your vote right away on all of the proposals listed below to ensure that your shares are represented.
	More information	Board of Directors recommendation
PROPOSAL 1: Election of nominated Directors	Page 7	FOR each nominee
PROPOSAL 2: Approval, on a non-binding, advisory basis, of the compensation of certain executive officers	Page 44	FOR
PROPOSAL 3: Ratification of the appointment of the Company’s independent registered public accounting firm for 2020	Page 47	FOR
INSULET CORPORATION - 2020 Proxy Statement	1

Proxy Summary
Governance Highlights
The Company is committed to strong corporate governance and the regular review of our corporate governance practices to continue building on our success and long-term shareholder value. Most recently, the Company focused on the following corporate governance efforts:
Board Leadership Structure – Independent Chairman of the Board
The Company’s Board of Directors (the “Board of Directors” or the “Board”) regularly assesses the Board’s leadership structure to determine the appropriate leadership for the Company. Based on the Board’s most recent assessment, and in connection with the appointment of Shacey Petrovic as Chief Executive Officer as of January 1, 2019, the Board determined that the most advantageous leadership structure for the Company and its shareholders was to appoint an independent, non-employee Director, Timothy J. Scannell, as the Chairman of the Board.
Director Skills Assessments and Board Refreshment
At least annually, the Board reviews the skills of its members, as well as the overall composition of the Board, in order to ensure that the Board maintains the diverse set of skills, attributes, experience, perspectives and breadth of knowledge that is necessary to effectively oversee the Company’s business and strategy. During 2019, the Board appointed Corinne H. Nevinny and James R. Hollingshead to the Board. Ms. Nevinny brings strong leadership experience as a former Chief Financial Officer of a public company in the life sciences industry, extensive board experience, and expansive knowledge from her positions in finance and investment. Mr. Hollingshead brings a unique combination of digital strategy and transformation expertise, as well as global corporate leadership and consulting experience in the biotech and life sciences sectors. The Board believes that the insight and financial acumen provided by Ms. Nevinny and Mr. Hollingshead will be valuable as the Company continues to drive long-term sustainable, profitable growth and increased shareholder value.
OUR GOVERNANCE BEST PRACTICES

✔ Independent Chairman of the Board

✔ 8 of the Company’s 9 Directors are independent

✔ Audit Committee, Compensation Committee and
  Nominating, Governance and Risk Committee each
  consist solely of independent Directors

✔ A Director who does not receive a majority vote in an
  uncontested election must promptly tender his or her
  resignation to the Board, which will consider whether to
  accept the resignation

✔ Women constitute 44% of the Board. The Board’s three   standing committees – Audit, Compensation and
  Governance – are Chaired by women Directors

✔ Regular executive sessions of independent Directors

✔ Executive and Director stock ownership guidelines

✔ No hedging or pledging of Insulet securities by
  executive officers or Directors is permitted

✔ Board refreshment – two new members added to the
  Board in 2019

✔ No shareholder rights plan (i.e., no “poison pill”)

✔ Corporate Governance Guidelines published on the
  Company’s website at http://www.insulet.com

Director Nominees
Name	Age	Director since	Current Positions	Independent (Yes/No)		Committee Memberships
				Yes	No
Sally W. Crawford	66	2008	Member of the Board of Directors of Hologic, Inc. and Prolacta Bioscience Inc.	X		•	Compensation Committee (Chair)
						•	Nominating, Governance and Risk Committee
Michael R. Minogue	53	2017	President and Chief Executive Officer, Abiomed, Inc.	X		•	Audit Committee
Corinne H. Nevinny	60	2019	General Partner, LMNVC, LLC	X		•	Audit Committee (Chair)
Ms. Crawford brings experience as a board and committee member of public companies, a detailed understanding of the healthcare and managed care industries, and the practical knowledge gained in her previous role as Chief Operating Officer of a publicly-held managed care organization.
Mr. Minogue brings distinguished senior executive leadership experience, as well as direct experience driving innovation and product development.
Ms. Nevinny brings considerable public board experience and a breadth of first-hand experience managing complex global finance, logistics, regulatory and manufacturing operations, which are directly relevant to our business.
2	INSULET CORPORATION - 2020 Proxy Statement

Proxy Summary
Executive Compensation Summary
Fiscal 2019 Business Highlights

✔ 4th consecutive year of over 20% revenue growth

✔ Maintained strong gross margin at 65% and ended the year in a strong cash and debt position

✔ Achieved full year positive operating income and net
income for the second year in a row

✔ Commenced line operations at our new highly-automated manufacturing facility in the U.S.

✔ Commenced full market release of Omnipod DASHTM, our next-generation mobile platform, in the U.S. and select European countries

✔ Entered pivotal trial for our Omnipod Horizon system. While our Horizon trial is temporarily paused to correct a rare software anomaly, we are excited about the platform’s potential as we move toward an early 2021 launch date

Executive Compensation Philosophy
Our compensation strategy and philosophy are directly aligned with our goal of delivering consistent growth in shareholder value
• Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth
• Fundamental belief that high-caliber talent has a profound impact on business results
• Highly competitive compensation needed to attract and retain proven talent
• A significant emphasis on pay-for-performance, utilizing performance-based variable compensation programs
Shareholder Outreach
• Continued significant outreach to shareholders in 2019
• Outreach to investors representing approximately 70% of outstanding shares
• Positive shareholder feedback regarding evolution of incentive plans, including focus on top-line growth and use of three-year performance periods for performance unit awards
2019 Compensation Elements and Decisions
Key 2019 Actions
• Select adjustments to base salaries based on competitive benchmarking, position scope, performance and contributions
• Long-term incentive awards weighted more heavily towards performance unit based awards (60% of award value for the
  Chief Executive Officer (“CEO”) and 50% of award value for other executive officers)
• Changed from gross profit to adjusted EBIT as a performance metric in performance unit awards in order to represent a different measure of profitability; continued use of adjusted revenue
2019 Executive Total Compensation Mix
The charts below show the annual total direct compensation (full-year base salary, short-term incentive compensation earned, and long-term incentive compensation received) for our CEO and our other named executive officers for 2019. Of target total direct compensation, 86% of our CEO’s and, on average, 77% of our other named executive officer’s compensation was variable, either because it was subject to performance goals, the fluctuations of our stock price, or both.

*	For purposes of these charts, “Long-Term Equity Incentives” includes stock options, restricted stock units and performance units based on grant date fair value of such awards.
INSULET CORPORATION - 2020 Proxy Statement	3

Proxy Statement
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting to be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2020 via live webcast at www.virtualshareholdermeeting.com/PODD2020. The Company’s Annual Report on Form 10-K filed on February 26, 2020 (hereinafter referred to as the “10-K”) containing financial statements for the fiscal year ended December 31, 2019, is being made available, together with this Proxy Statement, to shareholders at http://investor.insulet.com/shareholder-services/annual-meeting. The 10-K, however, is not a part of the proxy solicitation material.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 29, 2020
This Proxy Statement is being made available to shareholders on or about April 13, 2020.
This Proxy Statement and the 10-K are available at http://investor.insulet.com/shareholder-services/annual-meeting.
As more fully described in this Proxy Statement, the purpose of the Annual Meeting is:
(i)
to elect three Class I Directors (Sally W. Crawford, Michael R. Minogue and Corinne H. Nevinny) nominated by the Board of Directors, each to serve for a three-year term and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal,

(ii)	to approve, on a non-binding, advisory basis, the compensation of certain executive officers as more fully described in this Proxy Statement,
(iii)	to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and
(iv)	to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Proposal 1 relates solely to the election of three Class I Directors nominated by the Board of Directors and does not include any other matters relating to the election of Directors, including, without limitation, the election of Directors nominated by any shareholder of the Company.
Attending the Annual Meeting
In light of the public health impact of COVID-19, and in order to help protect the health and well-being of our shareholders and employees, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend and participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/PODD2020. In order to attend and participate in the Annual Meeting, you will need to log in to the webcast using the 16-digit control number located on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The webcast will begin promptly at 10:00 a.m., Eastern Time, on Friday, May 29, 2020. Online access will begin at 9:30 a.m., Eastern Time, to provide you ample time to log in and test your device. We encourage you to access the webcast prior to the designated start time.
Submitting Questions at the Annual Meeting
We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate at the Annual Meeting as they would have at an in-person meeting. You will be able to submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/PODD2020. We will try to answer as many shareholder-submitted questions during the Annual Meeting as time permits. However, we reserve the right to exclude questions that are not pertinent to the Annual Meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Technical Assistance for the Annual Meeting
We will have technicians ready to assist you with any technical difficulties you may have accessing the live webcast of the Annual Meeting. A technical support phone number will be posted on www.virtualshareholdermeeting.com/PODD2020. Please call that support number if you experience technical difficulties during the check-in process or during the webcast.
4	INSULET CORPORATION - 2020 Proxy Statement

Proxy Statement
List of Shareholders Available
A list of shareholders entitled to vote at the Annual Meeting will be available during the Annual Meeting at www.virtualshareholdermeeting.com/PODD2020.
Recording of the Annual Meeting
A recording of the Annual Meeting will be available online at www.virtualshareholdermeeting.com/PODD2020 for approximately 12 months following the date of the Annual Meeting.
Record Date and Voting Rights
Only shareholders of record at the close of business on April 1, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. As of the Record Date, 63,057,874 shares of common stock, par value $0.001 per share, of the Company were issued and outstanding. The holders of the Company’s common stock are entitled to one vote per share on any proposal presented at the Annual Meeting.
If you are a shareholder of record, you may vote prior to the Annual Meeting in one of the following three ways, whether or not you plan to attend the Annual Meeting:
•	by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose,
•	by completing your proxy using the toll-free telephone number listed on the proxy card, or
•	by completing your proxy on the internet at the address listed on the proxy card.
Votes made by proxy over the phone or on the internet must be received by 11:59 p.m., Eastern Time, on May 28, 2020. If your shares of common stock are held in street name, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares of common stock voted.
If you attend the Annual Meeting, you may vote electronically during the Annual Meeting even if you have previously returned your proxy card or completed your proxy by phone or on the internet. Shareholders wishing to vote their shares electronically during the Annual Meeting should refer to the Notice for instructions regarding voting electronically during the Annual Meeting.
Revocation of Proxies
Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:
•	filing with the Secretary and General Counsel of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy being revoked,
•	properly casting a new vote via the internet or by telephone at any time up until 11:59 p.m., Eastern Time, on May 28, 2020,
•	duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary and General Counsel of the Company before the taking of the vote at the Annual Meeting, or
•	attending the Annual Meeting and voting electronically during the Annual Meeting (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy).
Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary and General Counsel, by May 28, 2020.
Quorum; Abstentions; Broker Non-Votes
The representation in person or by proxy of at least a majority of the outstanding shares of the Company’s common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Virtual attendance at the Annual Meeting constitutes presence in person for purposes of a quorum at the Annual Meeting. Votes withheld from any nominee, abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Brokers who hold shares for the accounts of their clients have discretionary authority to vote shares if specific instructions are not given with respect to the ratification of the appointment of Grant Thornton LLP as the
INSULET CORPORATION - 2020 Proxy Statement	5

Proxy Statement
Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Brokers do not have discretionary authority to vote on: (i) the election of Directors or (ii) the vote to approve, on a non-binding, advisory basis, the compensation of certain executive officers. We therefore encourage you to provide instructions to your broker regarding the voting of your shares.
Vote Required
For Proposal 1, the election of three Class I Directors, the nominees receiving the highest number of affirmative votes of the shares present, in person or represented by proxy, and entitled to vote on such matter at the Annual Meeting will be elected as Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled “Policies Governing Director Nominations”), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee is required to tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Nominating, Governance and Risk Committee and the Board of Directors. For Proposal 2, the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. For Proposal 3, the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. Broker “non-votes” and abstentions are not considered voted for purposes of any of these matters and have the effect of reducing the number of affirmative votes required to achieve a majority for the applicable matter by reducing the total number of shares from which a majority is calculated.
Solicitation of Proxies
The cost of solicitation of proxies will be borne by the Company and, in addition to soliciting shareholders by mail through its employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs upon request. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone, or e-mail following the original solicitation. Additionally, the Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for the Annual Meeting. The estimated cost of such services is $15,000, plus out-of-pocket expenses.
Voting of Proxies
The persons named as attorneys-in-fact in the proxies, Shacey Petrovic and John W. Kapples, were selected by the Board of Directors and are officers of the Company. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted:
(i)	FOR the election of the Director nominees,
(ii)	FOR the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, as more fully described in this Proxy Statement, and
(iii)	FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.
Other Business
Aside from:
(i)	the election of Directors,
(ii)	the approval, on a non-binding, advisory basis, of the compensation of certain executive officers, and
(iii)	the ratification of the appointment of Grant Thornton LLP,
the Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.
6	INSULET CORPORATION - 2020 Proxy Statement

Proposal 1 Election of Directors

The Company’s Board of Directors currently consists of nine members. The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. At this year’s Annual Meeting, the shareholders will elect three Class I Directors. The Class I Directors currently consist of Sally W. Crawford, Michael R. Minogue and Corinne H. Nevinny. Accordingly, the Board of Directors, consistent with the recommendation of the Nominating, Governance and Risk Committee (the “Governance Committee”), has nominated:
•	Sally W. Crawford
•	Michael R. Minogue
•	Corinne H. Nevinny
The Governance Committee recommends that each of the above-listed nominees be elected to the Board of Directors as a Class I Director, to hold office until the Annual Meeting of Shareholders to be held in 2023, and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.
Following the Annual Meeting, the Board of Directors will also be comprised of:
•
three Class II Directors (John A. Fallon, Shacey Petrovic and Timothy J. Scannell), whose terms expire upon the election and qualification of Directors at the Annual Meeting of Shareholders to be held in 2021, and

•
three Class III Directors (James R. Hollingshead, Jessica Hopfield and David A. Lemoine), whose terms expire upon the election and qualification of Directors at the Annual Meeting of Shareholders to be held in 2022.

The Board of Directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of Director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein (or, in the circumstances described in the foregoing sentence, for such other person as the Board of Directors may recommend).
 VOTE REQUIRED; EFFECT OF VOTE
A quorum being present, the nominees receiving the highest number of affirmative votes of the shares present or represented by proxy and entitled to vote on such matter at the Annual Meeting will be elected as Class I Directors. However, in accordance with the Company’s majority voting policy (as described in the section entitled “Policies Governing Director Nominations”), in the event that a nominee receives a greater number of “withhold” votes than votes “for” his or her election, such nominee shall tender his or her written resignation to the Chairman of the Board and such resignation will be considered by the Governance Committee and the Board of Directors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE THREE CLASS I NOMINEES LISTED BELOW.
The following table sets forth certain information concerning the nominees for election as Class I Directors at the Annual Meeting, and Insulet’s continuing Directors.
	Director Since	Independent
Class I nominees for election at the 2020 Annual Meeting — nominated to serve a term that expires in 2023
Sally W. Crawford	2008	✔
Michael R. Minogue	2017	✔
Corinne H. Nevinny	2019	✔
Class II continuing Directors — terms expire in 2021
John A. Fallon	2012	✔
Shacey Petrovic	2018
Timothy J. Scannell	2014	✔
Class III continuing Directors — terms expire in 2022
James R. Hollingshead	2019	✔
Jessica Hopfield	2015	✔
David A. Lemoine	2016	✔
INSULET CORPORATION - 2020 Proxy Statement	7

Board of Directors and Executive Officers
The following table sets forth certain information concerning our Directors and executive officers as of April 13, 2020. The biographies of each of the Director nominees and continuing Directors below contain information regarding: the individual’s service as a Director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Governance Committee and the Board of Directors to determine that the person should serve as a Director for the Company.
Name	Position
Shacey Petrovic	Director, President and Chief Executive Officer
Charles Alpuche	Executive Vice President and Chief Operating Officer
Eric Benjamin	Senior Vice President, Innovation and Strategy
Bret Christensen	Executive Vice President and Chief Commercial Officer
John W. Kapples	Senior Vice President, General Counsel and Secretary
Wayde D. McMillan	Executive Vice President, Chief Financial Officer and Treasurer
Michael Spears	Senior Vice President, Regulatory Affairs and Compliance
Sally W. Crawford(2)(3)	Director, Compensation Committee Chair
John A. Fallon(3)	Director
James R. Hollingshead(1)(2)	Director
Jessica Hopfield(2)(3)	Director, Nominating, Governance and Risk Committee Chair
David A. Lemoine(1)(2)	Director
Michael R. Minogue(1)	Director
Corinne H. Nevinny(1)	Director, Audit Committee Chair
Timothy J. Scannell(3)	Director, Chairman of the Board
(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating, Governance and Risk Committee
  EXECUTIVE OFFICERS
Executive officers of the Company are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.
Shacey Petrovic
Age 46
Director, President and Chief Executive Officer
Joined Insulet in 2015
Ms. Petrovic has served as our President and Chief Executive Officer since January 1, 2019 and has served on our Board of Directors since September 2018. From October 2016 to January 2019, Ms. Petrovic served as our President and Chief Operating Officer. From February 2016 to October 2016, Ms. Petrovic served as our Executive Vice President and President, Diabetes Products, and from February 2015 to February 2016, she served as our Chief Commercial Officer. From 2013 to 2015, Ms. Petrovic served as President and Chief Executive Officer of Clinical Innovations, LLC, a developer and manufacturer of medical devices and diagnostics for women’s health. From 2000 to 2013, Ms. Petrovic served in a number of key roles at Hologic, Inc. and Cytyc Corporation, which merged with Hologic in October 2007, including Vice President and General Manager of Hologic’s GYN Surgical Products division, as well as various sales and marketing leadership roles in the U.S. and Europe. Ms. Petrovic earned her Bachelor of Science in Biology from the University of Wisconsin.
Charles Alpuche
Age 60
Executive Vice President and Chief Operating Officer
Joined Insulet in 2016
Mr. Alpuche has served as our Executive Vice President and Chief Operating Officer since February 2019. From February 2018 to February 2019, Mr. Alpuche served as our Executive Vice President and Chief Operations Officer. From February 2017 to February 2018, Mr. Alpuche served as our Executive Vice President, Global Manufacturing and Operations, and from February 2016 to February 2017, he served as our Senior Vice President, Global Manufacturing and Operations. From 2012 to February 2016, Mr. Alpuche served as an independent consultant for both domestic and international companies in the food, beverage and chemical industries. Previously, Mr. Alpuche spent thirty years at PepsiCo in leadership roles of increasing responsibility overseeing domestic and international plant operations. Earlier in his career at PepsiCo, he held a number of management roles in plant operations, product management and quality
8	INSULET CORPORATION - 2020 Proxy Statement

Board of Directors and Executive Officers
control. Most recently, he served as PepsiCo’s Senior Vice President of North America Beverages, and before that he held the position of Vice President and General Manager, Concentrate Operations, Asia and Americas. Mr. Alpuche holds a Bachelor of Science in Business Administration from Delaware Valley College and obtained an Executive Master of Science in Organizational Management from the University of Pennsylvania.
Eric Benjamin
Age 37
Senior Vice President, Innovation and Strategy
Joined Insulet in 2015
Mr. Benjamin has served as our Senior Vice President, Innovation and Strategy since February 2020. From February 2018 to January 2020, he served as Senior Vice President, R&D, New Product Development and Commercialization. From February 2016 to January 2018, he served as Vice President, Supplier Development, and from June 2015 to January 2016, Mr. Benjamin served as Director and Senior Director, Business Development. Prior to joining Insulet, from 2004 to 2012, Mr. Benjamin held roles of increasing responsibility spanning R&D, manufacturing and quality with Abbott Laboratories. From 2013 to May 2015, Mr. Benjamin attended Harvard Business School’s MBA program, from which he graduated with High Distinction. Mr. Benjamin holds a Bachelor of Science in Industrial Engineering and Operations Research from the University of California, Berkeley, a Master of Engineering in Bioengineering from the University of California, San Diego, and a Master of Business Administration from Harvard Business School.
Bret Christensen
Age 49
Executive Vice President and Chief Commercial Officer
Joined Insulet in 2017
Mr. Christensen has served as our Executive Vice President and Chief Commercial Officer since February 2019. From May 2017 to February 2019, Mr. Christensen served as our Senior Vice President and Chief Commercial Officer. From August 2013 to May 2017, Mr. Christensen served as General Manager of Preventive Care of Myriad Genetics, Inc. From 2009 to July 2013, Mr. Christensen served as Vice President, Sales and Marketing of Hologic, Inc. Prior to 2009, Mr. Christensen held several leadership roles at Hologic, including District Sales Manager and Regional Business Director. Mr. Christensen earned a Bachelor of Science in Business Management from Utah Valley University and received a Master of Business Administration from the University of Utah.
John W. Kapples
Age 60
Senior Vice President, General Counsel and Secretary
Joined Insulet in 2019
Mr. Kapples has served as our Senior Vice President, General Counsel and Secretary since March 2019. From December 2015 to March 2019, he served as Vice President, General Counsel and Secretary at GCP Applied Technologies, Inc. From February 2015 to August 2015, Mr. Kapples served as Vice President at Medtronic plc, where he assisted with legal transition and integration matters related to Medtronic's acquisition of Covidien plc. From November 2006 to January 2015, prior to Medtronic’s acquisition of Covidien, Mr. Kapples served as Vice President and Corporate Secretary of Covidien. Prior to his role at Covidien, Mr. Kapples served in various roles of increasing responsibility at Raytheon Company, including Assistant General Counsel and Secretary, and he was a Corporate Associate at Sullivan & Worcester LLP. Mr. Kapples earned both his Bachelor of Arts in English and his Juris Doctor from Georgetown University.
Wayde D. McMillan
Age 50
Executive Vice President, Chief Financial Officer and Treasurer
Joined Insulet in 2019
Mr. McMillan has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2019. From January 2015 to March 2019, he was Chief Financial Officer and Vice President of Finance of the Minimally Invasive Therapies Group at Medtronic plc. From November 2006 to January 2015, prior to Medtronic’s acquisition of Covidien plc, Mr. McMillan held a variety of leadership positions at Covidien, including Chief Financial Officer and Vice President of Finance of the Medical Devices Group & U.S., Chief Financial Officer and Vice President of Finance of the Surgical Solutions Business Unit, and Vice President Finance and Controller of the Respiratory and Monitoring Solutions Business Unit. Mr. McMillan started his career in accounting, audit, financial analysis and investor relations positions at various institutions. Mr. McMillan earned his Bachelor of Science in Business Administration from Merrimack College and a Master of Business Administration from the Bentley University McCallum Graduate School of Business.
INSULET CORPORATION - 2020 Proxy Statement	9

Board of Directors and Executive Officers
Michael Spears
Age 55
Senior Vice President, Regulatory Affairs and Compliance
Joined Insulet in 2015
Mr. Spears has served as our Senior Vice President Regulatory Affairs and Compliance since May 2019. From February 2017 to May 2019, Mr. Spears served as our Senior Vice President, Quality and Regulatory Affairs. From July 2015 to February 2017, Mr. Spears served as our Senior Vice President, Quality, Regulatory and Clinical Affairs. From 2011 to July 2015, Mr. Spears served as Vice President, Quality Assurance & Regulatory Affairs at Covidien plc, which was acquired by Medtronic in 2015. From 2006 to 2011, Mr. Spears served as Vice President, Quality Assurance at Covidien. From 1999 to 2006, he had several years of progressively broader assignments at Covidien, then known as Tyco Healthcare. Mr. Spears also served as a paralegal at two law firms over an 11-year period. He earned his Bachelor of Arts from the University of Tennessee and a Master of Business Administration from the University of South Carolina.
  NON-EMPLOYEE DIRECTORS
Sally W. Crawford
Age 66
Director Since 2008
Committees: Compensation (Chair) and Nominating,
Governance and Risk
Class I Nominee for Election at the Annual Meeting
Ms. Crawford has served on our Board of Directors since 2008 and served as our Lead Independent Director from May 2009 to May 2013. Ms. Crawford served as Chief Operating Officer of Healthsource, Inc., a publicly-held managed care organization, from its founding in 1985 until 1997. During her tenure at Healthsource, she led the development of its operating systems and marketing strategies and supported strategic alliances with physicians, hospitals, insurers and other healthcare companies. Since 1997, Ms. Crawford has been a healthcare consultant. She serves on the Board of Directors of Hologic, Inc. and Prolacta Bioscience Inc. She also served on the Board of Directors of Exact Sciences Corporation from 1999 to 2015, Zalicus Inc. from 2007 to 2014, Universal American from 2008 to 2017, Chittenden Corporation from 1998 to 2008, and Cytyc Corporation (which merged with Hologic, Inc. in 2007) from 1998 to 2007. Ms. Crawford earned a Bachelor of Arts from Smith College and a Master of Science from Boston University. Ms. Crawford brings experience as a board and committee member of public companies, a detailed understanding of the healthcare and managed care industries, which are directly relevant to our business, and the practical knowledge gained in her previous role as Chief Operating Officer of a publicly-held managed care organization.
John A. Fallon, M.D.
Age 72
Director Since 2012
Committees: Nominating, Governance and Risk
Dr. Fallon has served on our Board of Directors since October 2012 and was our Lead Independent Director from February 2015 to August 2016. He has served on the Board of Directors of AMAG Pharmaceuticals, Inc. since September 2014 and Collegium Pharmaceutical, Inc. since June 2016. He served on the Board of Directors of Exact Sciences Corporation from January 2016 to July 2019, and he is the past Chair of the Network in Excellence in Health Innovation (NEHI), a national not-for-profit organization focused on health policy. From 2004 through 2015, Dr. Fallon served as the Chief Physician Executive and Senior Vice President of Blue Cross Blue Shield of Massachusetts. From 2000 to 2004, he held the position of Chief Executive Officer for Clinical Affairs at the State University of New York Medical Center. In 1995, Dr. Fallon became a founding Trustee of Partners Community HealthCare Inc. (“PCHI”), the Physician Network for Partners HealthCare System founded by The Massachusetts General Hospital and The Brigham and Women’s Hospital, and in 1998 he went on to become Chairman of PCHI. Dr. Fallon also served as Founder, President and Chief Executive Officer of North Shore Health System, Chief Medical Executive, and later, Chief Executive Officer of Charter Professional Services Corporation, and first Chief Medical Officer for North Shore Medical Center. Dr. Fallon was a practicing internal medicine physician for more than 25 years and previously served on multiple healthcare boards and committees, including the Temple University School of Medicine Board of Advisors, the Editorial Board of American Journal of Medical Quality, and the Alliance for Health Care Improvement Board. He holds a Bachelor of Arts in Chemistry from the College of the Holy Cross, a Doctor of Medicine from Tufts University School of Medicine, and a Master of Business Administration from the University of South Florida. Dr. Fallon brings over 35 years of experience as a practicing physician and senior executive, and participation on numerous medical boards and committees in the health care industry.
10	INSULET CORPORATION - 2020 Proxy Statement

Board of Directors and Executive Officers
James R. Hollingshead
Age 57
Director Since 2019
Committees: Audit and Compensation
Mr. Hollingshead has served on our Board of Directors since July 2019. He currently serves as President of the Sleep business at ResMed, Inc., a global medical technology company focused on the treatment of sleep-related breathing disorders. As President of ResMed’s Sleep business, Mr. Hollingshead helped lead ResMed’s transformation from a traditional medical hardware technology business to a SaaS-based digital solutions and services business. Previously, Mr. Hollingshead spent nearly two decades in strategy consulting across a range of industries including biotech, high-tech, and telecommunications. Prior, he was a senior partner in the Strategy and Life Sciences practices at Deloitte Consulting and also served as Managing Partner at Monitor Group, a U.S. strategy consulting firm. Mr. Hollingshead holds a Bachelor of Arts in History and International Relations with Highest Distinction from Stanford University, and a Master’s Degree and Ph.D. in Political Science from the University of California, Berkeley, where he was awarded a graduate student Fellowship by the National Science Foundation. Mr. Hollingshead brings a unique combination of digital strategy and transformation expertise, as well as global corporate leadership and consulting experience in the biotech and life sciences sectors.
Jessica Hopfield, Ph.D.
Age 55
Director Since 2015
Committees: Compensation and Nominating, Governance and Risk (Chair)
Dr. Hopfield has served on our Board of Directors since July 2015 and served as our Lead Independent Director from August 2016 through December 2018. In October 2015, Dr. Hopfield was appointed, and currently serves as, Chairperson of the Board of Trustees of the Joslin Diabetes Center. Since February 2018, Dr. Hopfield has served on the Board of Directors of Editas Medicine, Inc., a leading genome editing company developing genomic medicines to treat a broad class of diseases, and since January 2019, she has served on the Board of Directors of Radius Health, Inc., a biopharmaceutical company that is committed to developing and commercializing innovative endocrine therapeutics in the areas of osteoporosis and oncology. From 2013 to October 2015, Dr. Hopfield served as the Vice Chair of the Board of Trustees of the Joslin Diabetes Center. Dr. Hopfield is a distinguished healthcare executive and diabetes expert with over two decades of experience in the medical and healthcare fields. She is a strategic advisor and investor in start-up healthcare firms seeking to commercialize innovative intellectual property. From 1995 to 2009, Dr. Hopfield was a Partner at McKinsey & Company in their global pharmaceuticals and medical devices practice and she served clients across the pharmaceutical, biotech, medical device and consumer industries with a focus on strategy, R&D management and marketing. She also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a Bachelor of Science from Yale College, a Master of Business Administration from the Harvard Graduate School of Business Administration as a Baker Scholar, and a Doctor of Philosophy in Neuroscience/Biochemistry from The Rockefeller University. Dr. Hopfield brings proven experience in the diabetes field, along with vast executive and consulting experience in the healthcare, pharmaceutical, and medical device industries.
David A. Lemoine
Age 72
Director Since 2016
Committees: Audit and Compensation
Mr. Lemoine has served on our Board of Directors since February 2016. He has also served on the Board of Directors of The L.S. Starrett Company since 2010. From 1985 until his retirement in 2010, Mr. Lemoine held the position of Audit Partner at Deloitte & Touche LLP, a public accounting firm. From 1995 to 2000, he served as Deloitte’s Boston office Audit Partner-in-Charge. From 1985 to 1995, Mr. Lemoine served as Deloitte’s Managing Partner of their Worcester, Massachusetts location. From 1980 to 1985, he was Senior Vice President, Finance and Administration at a medical equipment manufacturer. Mr. Lemoine was a Lecturer at Boston College’s Carroll School of Management from 2008 to 2014, where he taught courses in Ethics and Accounting. He earned a Bachelor of Arts in Economics from Boston College and a Master of Science in Accounting from Northeastern University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accounts and the Massachusetts Society of CPAs. Mr. Lemoine has over 40 years of audit and finance experience and a deep knowledge of accounting, financial reporting and internal controls across a broad array of industries, including manufacturing, biotechnology, pharmaceutical, technology, and healthcare. Mr. Lemoine qualifies as an “audit committee financial expert” under the rules of the SEC.
INSULET CORPORATION - 2020 Proxy Statement	11

Board of Directors and Executive Officers
Michael R. Minogue
Age 53
Director Since 2017
Committees: Audit
Class I Nominee for Election at the Annual Meeting
Mr. Minogue has served on our Board of Directors since August 2017. Since 2004, Mr. Minogue has served as President and Chief Executive Officer of Abiomed, Inc., a global leader in healthcare technology and innovation, and was appointed Chairman in 2005. Prior to joining Abiomed, Mr. Minogue held several roles at General Electric, including Vice President and General Manager of Americas Sales and Marketing for GE Medical Systems Information Technology. Mr. Minogue currently serves on the Board of Directors of the Advanced Medical Technology Association (AdvaMed) and as Chair of the Board of Directors of the Medical Device Innovation Consortium, a public-private partnership with the medical device industry, government and nonprofits. Mr. Minogue serves as a Manager on the Board of Managers of Bioventus LLC, is the Chairman of the Governor’s Advisory Council on Veterans’ Services for the Commonwealth of Massachusetts and is the Co-Founder and Chairman of the Mentoring Veterans Program (MVPvets), a nonprofit organization that helps military veterans network with industry mentors to discover career opportunities in the life sciences industries. Mr. Minogue served as an Infantry officer in the U.S. Army, receiving multiple distinctions, including a Bronze Star. He received a Bachelor of Science in Engineering Management from the United States Military Academy at West Point and a Master of Business Administration from the University of Chicago. Mr. Minogue brings distinguished senior executive leadership experience, as well as direct experience driving innovation and product development.
Corinne H. Nevinny
Age 60
Director Since 2019
Committees: Audit (Chair)
Class I Nominee for Election at the Annual Meeting
Ms. Nevinny has served on our Board of Directors since January 2019. Since 2010, she has served as General Partner at LMNVC, LLC, a seed venture fund making early-round investments in start-up companies that have products or provide services to improve quality of life, including health and wellness oriented businesses. From 2003 to 2010, she served in various roles at Edwards Lifesciences Corporation, a global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring, including General Manager - Cardiac Surgery Systems, President of Global Operations, and Chief Financial Officer and Treasurer. During this time, Ms. Nevinny was responsible for global manufacturing, quality and supply chain operations, as well as oversight of core operating units including finance, IT, internal audit and risk management. Prior to joining Edwards Lifesciences Corporation, Ms. Nevinny held various finance and investment banking positions. Ms. Nevinny is a member of the Board of Trustees and Executive Committee of the United States Olympic and Paralympic Foundation and serves on the Board of Directors of Restorsea LLC. She previously served on the Board of Directors of privately-held nVision Medical Corp., a company focused on developing medical devices in the women’s health innovation space, as well as on the Boards of Directors of various public companies, including Edwards Life Sciences Corporation, Avanir Pharmaceuticals, Inc., Neurocrine Biosciences, Inc., Onyx Pharmaceuticals, Inc., and SangStat Medical Corp. Ms. Nevinny chaired the Audit Committees of Avanir Pharmaceuticals, Inc., Neurocrine Biosciences, Inc. and Onyx Pharmaceuticals, Inc. Ms. Nevinny brings considerable public board experience and a breadth of first-hand experience managing complex global finance, logistics, regulatory and manufacturing operations, which are directly relevant to our business. Ms. Nevinny holds a Bachelor of Science in Industrial Engineering from Stanford University and a Master of Business Administration from Harvard Business School.
Timothy J. Scannell
Chairman of the Board
Age 55
Director Since 2014
Committees: Nominating, Governance and Risk
Mr. Scannell has served on our Board of Directors since August 2014 and as our Chairman of the Board since January 2019. Since August 2018, Mr. Scannell has served as President and Chief Operating Officer of Stryker Corporation, a global leader in the medical technology industry. From 2009 to August 2018, Mr. Scannell served as Group President of Medsurg & Neurotechnology at Stryker and oversaw six of Stryker’s operating divisions in his role, including Instruments, Medical, Endoscopy, Neurovascular, CMF, and Sustainability Solutions. From 1990 to 2009, Mr. Scannell served in various roles at Stryker, including a range of sales and marketing leadership roles, Vice President and General Manager of its Biotech division and President of its Spine business. Mr. Scannell holds Bachelor of Science in Business Administration and Master of Business Administration degrees from the University of Notre Dame. Mr. Scannell brings extensive strategic, organizational, and operational skills and experience.
12	INSULET CORPORATION - 2020 Proxy Statement

Governance of the Company
Board of Directors
The business and affairs of the Company are managed under the direction of our Board of Directors, which currently consists of nine members. The Company’s Certificate of Incorporation divides the Board of Directors into three classes. One class is elected each year for a term of three years. The Board has an Audit Committee, a Compensation Committee and a Nominating, Governance and Risk Committee. Each committee has a charter that has been approved by the Board. These charters are available in the Corporate Governance section of the Company’s website at http://www.insulet.com. Each committee reviews the appropriateness of its charter at least annually. Additional details concerning the role and structure of the Board of Directors are contained in the Board’s Corporate Governance Guidelines, which can be found in the Corporate Governance section of the Company’s website at http://www.insulet.com.
The members of the Board possess a broad range of executive leadership experience derived from their service as executives in many settings, including as chief executive officers or chief financial officers of comparable corporations. They also bring extensive board experience. The process undertaken by the Governance Committee in recommending qualified Director nominees is described below under “Policies Governing Director Nominations.” While the Governance Committee does not have a formal policy with respect to diversity, the Company, the Board and the Governance Committee believe that it is essential to have diversity on the Board. As a result, the Board and the Governance Committee may, and do, consider the diversity of background and experience of a Director nominee, such as diversity of knowledge, attributes, skills, experience, geographic location, age, gender, and ethnicity, in order to recruit an appropriate mix of knowledge, skills and experience in the context of the needs of the business.
  INDEPENDENCE OF MEMBERS OF THE BOARD OF DIRECTORS
The Board and the Governance Committee have determined that each of the Company’s non-employee Directors (Sally W. Crawford, John A. Fallon, James R. Hollingshead, Jessica Hopfield, David A. Lemoine, Michael R. Minogue, Corinne H. Nevinny and Timothy J. Scannell) are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc. (“NASDAQ”).
  BOARD LEADERSHIP STRUCTURE
The Board has designated Timothy J. Scannell to serve as the Chairman of the Board. The Chairman of the Board is responsible for, among other things, coordinating with the Chief Executive Officer on the creation of the agenda for each meeting, providing input regarding the materials provided to the Board of Directors in advance of each meeting, ensuring that topics at each meeting are effectively covered, chairing executive sessions of the Board, acting as the principal liaison between the independent Directors and management, and serving as the focal point for shareholder requests addressed to the independent Directors. Additionally, pursuant to the Company’s By-Laws and Corporate Governance Guidelines, the Chairman of the Board is responsible for, among other things, receiving Board member resignation letters, calling special meetings, presiding at Board meetings, and executing certain contracts and/or instruments. The Board believes that having an independent Director serve as Chairman of the Board ensures a greater role for the independent Directors in the oversight of the Company and active participation of the independent Directors in setting agendas and establishing priorities and procedures for the work of the Board.
The Company does not have a policy as to whether the same person should serve as both Chief Executive Officer and Chairman of the Board. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes provides the most appropriate leadership for the Company at that time. The Company recognizes that, depending on the circumstances, different Board leadership structures may be appropriate. However, the Company believes its current Board leadership structure, which includes an independent Chairman of the Board, supports the CEO in driving the Company’s growth and objectives and currently is the preferable Board leadership structure for the Company.
  EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
Non-employee, independent members of the Board of Directors meet without the employee Director(s) of the Company following most regularly scheduled in-person Board meetings and occasionally at specially called meetings arranged by our independent Chairman of the Board. These executive sessions include only those Directors who meet the independence requirements promulgated by NASDAQ, and Timothy J. Scannell, as Chairman of the Board, is responsible for chairing these executive sessions.
  MEETING ATTENDANCE
The Board of Directors met six times during the fiscal year ended December 31, 2019. Each of the Directors attended 100% of the aggregate of the total number of meetings of the Board and the committees of the Board on which he or she served during the fiscal year ended December 31, 2019.
The Company’s policy is that all Directors are encouraged to attend the Annual Meeting of Shareholders. All eight of the Directors then serving on the Board attended the Annual Meeting of Shareholders held in 2019.
INSULET CORPORATION - 2020 Proxy Statement	13

Governance of the Company
  RISK OVERSIGHT
The Board of Directors is responsible for overseeing the Company’s risk assessment and management function, considering the Company’s major financial risk exposures and evaluating the steps that the Company’s management has taken to monitor and control such exposures. For example, the Board receives regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, and reputational risks. The Board also reviews the risks associated with the Company’s strategic plan and discusses the appropriate levels of risk in light of the Company’s business objectives. This is done through an annual strategy review process and from time-to-time throughout the year as part of the Board’s ongoing review of corporate strategy.
The various Committees of the Board are also responsible for monitoring and reporting to the full Board on risks associated with their respective areas of oversight. The Audit Committee, among other things, oversees the management of market and operational risks that could have a financial impact, such as those relating to internal controls, the integrity of the Company’s financial statements and financial liquidity. The Compensation Committee oversees risks associated with the Company’s compensation practices and programs. The Nominating, Governance and Risk Committee oversees risks relating to the Company’s corporate governance practices, including director independence and the breadth of skills of directors serving on the Board, succession planning for the Chief Executive Officer, and matters relating to regulatory compliance. In connection with its oversight responsibilities, each Committee often meets with the members of management who are primarily responsible for the management of risk in their respective areas, including, among others, the Company’s Chief Financial Officer, General Counsel, Chief Human Resources Officer, and senior regulatory, information technology, R&D and compliance officers.
  SUCCESSION PLANNING
The Board views ensuring thoughtful, seamless and effective transitions of leadership to be a primary responsibility of the Board. Upon the retirement of the Company’s former Chief Executive Officer as of December 31, 2018, and in alignment with its executive succession planning, the Board named Shacey Petrovic, then the Company’s President and Chief Operating Officer, as President and Chief Executive Officer effective January 1, 2019. The full Board and the Nominating, Governance and Risk Committee periodically review succession planning for our Chief Executive Officer. Our Chief Executive Officer periodically discusses with the Board her recommendations and evaluations of potential successors to her position, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals.
CURRENT AUDIT COMMITTEE
Members: Corinne H. Nevinny (Chair), James R. Hollingshead, David A. Lemoine and Michael R. Minogue
Roles and Responsibilities
The purpose of the Audit Committee is to, among other functions,
•
oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, and take, or recommend that the Board of Directors take, appropriate action to oversee the qualifications, independence and performance of the Company’s independent auditors, and

• prepare the Audit Committee Report for inclusion in this and subsequent Proxy Statements in accordance with applicable rules and regulations.

The Board of Directors has determined that each member of the Audit Committee meets the independence and other requirements promulgated by NASDAQ and the SEC, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the Exchange Act”). In addition, the Board has determined that each member of the Audit Committee is financially literate and that David A. Lemoine and Corinne H. Nevinny each qualifies as an “audit committee financial expert” under the rules of the SEC.

The Audit Committee met five times during 2019. The Audit Committee operates under a written charter adopted by the Board and reviewed by the Audit Committee at least annually. A current copy of the charter is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

14	INSULET CORPORATION - 2020 Proxy Statement

Governance of the Company
CURRENT COMPENSATION COMMITTEE
Members: Sally W. Crawford (Chair), James R. Hollingshead, Jessica Hopfield and David A. Lemoine
Roles and Responsibilities
The purpose of the Compensation Committee is to, among other functions,
• discharge the Board of Directors’ responsibilities relating to compensation of the Company’s Directors and executive officers,
• oversee the Company’s overall compensation programs, and
• prepare the Compensation Committee Report required to be included in this and subsequent Proxy Statements.

The Board of Directors has determined that each member of the Compensation Committee meets the independence requirements promulgated by NASDAQ. See the section entitled “Compensation Decision-Making Process” in the Compensation Discussion and Analysis portion of this Proxy Statement for a more detailed description of the policies and procedures of the Compensation Committee.

The Compensation Committee met five times during 2019. The Compensation Committee operates under a written charter adopted by the Board and reviewed by the Compensation Committee at least annually. A current copy of the charter is available in the Corporate Governance section of the Company’s website at http://www.insulet.com. No member of the Compensation Committee was an employee or former employee of the Company, or any of its subsidiaries, or had any relationship with the Company requiring disclosure herein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a Director of the Company.

CURRENT NOMINATING, GOVERNANCE AND RISK COMMITTEE
Members: Jessica Hopfield (Chair), John A. Fallon, Sally W. Crawford and Timothy J. Scannell
Roles and Responsibilities
The purpose of the Governance Committee is to, among other functions,
•	identify individuals qualified to become Board members,
•	recommend that the Board of Directors select the Director nominees for election at each Annual Meeting of Shareholders,
•	periodically review and recommend to the Board of Directors any changes to the Company’s Corporate Governance Guidelines,
•	review matters relating to regulatory compliance, and
•	discuss the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management.
The Board of Directors has determined that each member of the Governance Committee meets the independence requirements promulgated by NASDAQ.

The Governance Committee met five times during 2019. The Governance Committee operates under a written charter adopted by the Board and reviewed by the Governance Committee at least annually. A current copy of the charter is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.

As described below in the section entitled “Policies Governing Director Nominations,” the Governance Committee will consider Director nominees recommended by shareholders. For more corporate governance information, you are invited to access the Corporate Governance section of the Company’s website available at http://www.insulet.com.

INSULET CORPORATION - 2020 Proxy Statement	15

Governance of the Company
Policies Governing Director Nominations
  MAJORITY VOTING POLICY FOR UNCONTESTED DIRECTOR ELECTIONS
The Company’s By-Laws provide for plurality voting in Director elections. In February 2012, the Board of Directors adopted a majority voting policy. Pursuant to the Company’s majority voting policy, in any uncontested election of Directors, any nominee for Director who receives a greater number of “withhold” votes than votes “for” his or her election must, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Governance Committee.
Any resignation tendered pursuant to the majority voting policy will be effective on the earlier of (i) the date such resignation is accepted by the Board or (ii) the 61st day following the date of the shareholders’ meeting at which the election occurred, unless the Board chooses not to accept such resignation.
The Governance Committee will consider such tendered resignation and, within 30 days following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Governance Committee will consider all factors deemed relevant by the members of the Governance Committee including, without limitation:
•	the stated and perceived reasons why shareholders withheld votes for election from such Director, in part as reflected in the reports issued by proxy advisory firms,
•	the length of service and qualifications of such Director,
•	the Director’s past and expected future contributions to the Board of Directors and any Committees of the Board on which he or she sits,
•	the overall composition of the Board and the Committees of the Board on which the Director sits,
•	whether acceptance of the Director’s resignation would cause the Company to fail to satisfy any regulatory requirements, and
•	whether acceptance of the resignation is in the best interest of the Company and its shareholders.
The Board will take formal action on the Governance Committee’s recommendation no later than 60 days following the date of the shareholders’ meeting at which the election occurred. In considering the Governance Committee’s recommendation, the Board will consider the information and factors considered by the Governance Committee and such additional information and factors as the Board deems relevant.
Within four business days following the Board’s decision on the Governance Committee’s recommendation, the Company will publicly disclose the Board’s decision in a Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation.
Any Director who is the subject of the evaluation described in this section will not participate in Governance Committee or Board deliberations or recommendations regarding the appropriateness of his or her continued service, except to respond to requests for information. If a majority of the members of the Governance Committee are subject to this evaluation process, then the independent Directors on the Board who are not subject to the evaluation will appoint a Board committee amongst themselves solely for the purpose of conducting the required evaluation. This special committee will make the recommendation to the Board otherwise required of the Governance Committee.
  DIRECTOR QUALIFICATIONS
The Governance Committee of the Board of Directors is responsible for reviewing with the Board from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and current make-up of the Board. The Governance Committee must be satisfied that each committee-recommended nominee will have high personal and professional integrity, demonstrated exceptional ability and judgment, a broad experience base or an area of particular expertise or experience that is important to the long-term success of the Company, a background that is complementary to that of existing Directors so as to provide management and the Board with a diversity and freshness of views, a level of self-confidence and articulateness to participate effectively and cooperatively in Board discussions, the willingness and ability to devote the necessary time and effort to perform the duties and responsibilities of Board membership, and the experience and ability to bring informed, thoughtful and well-considered opinions for the benefit of all shareholders to the Board and management.
In addition to these minimum qualifications, the Governance Committee will recommend that the Board select persons for nomination to help ensure that (i) a majority of the Board shall be “independent,” in accordance with the standards established by NASDAQ, (ii) at least one member of the Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert,” as defined by SEC rules, (iii) the Audit Committee, the Compensation Committee and the Governance Committee each shall be comprised entirely of independent Directors, and (iv) each member of the Audit Committee is able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. Finally, in addition to any other standards the Governance Committee may deem appropriate for the overall structure and composition of the Board, the Governance Committee may consider whether a nominee has direct experience in the industry or in the markets in which the Company operates.
16	INSULET CORPORATION - 2020 Proxy Statement

Governance of the Company
  PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES
The Board of Directors is responsible for approving nominees to the Board. Generally, the Governance Committee identifies candidates for Director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by members of the Board, shareholders, or through such other methods as the Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, the Governance Committee will assess whether the candidates meet all of the minimum qualifications for Director nominees established by the Governance Committee. The Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or other means that the Governance Committee deems helpful in the evaluation process. The Governance Committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Governance Committee recommends candidates to the Board of Directors for approval as nominees for election to the Board of Directors. The Governance Committee also recommends candidates to the Board of Directors for appointment to the Committees of the Board of Directors.
  PROCEDURES FOR RECOMMENDATION OF DIRECTOR NOMINEES BY SHAREHOLDERS
The Governance Committee will consider Director nominee candidates who are recommended by shareholders of the Company. Shareholders, in submitting recommendations to the Governance Committee for Director nominee candidates, must follow these procedures:
1)
The Governance Committee must receive any such recommendation for nomination not less than 120 calendar days prior to the first anniversary of the date the Company’s Proxy Statement was released to shareholders in connection with the previous year’s Annual Meeting of Shareholders. All recommendations for nomination must be in writing and include the following:

•	name and address of record of the shareholder,
•
representation that the shareholder is a record holder of the Company’s securities, or if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b) (2) of the Exchange Act,

•
proposed Director candidate’s name, age, business and residential addresses, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years,

•
description of the qualifications and background of the proposed Director candidate that address the minimum qualifications and other criteria approved by the Governance Committee from time to time and set forth in the Governance Committee charter, description of all arrangements or understandings between the shareholder and the proposed Director candidate,

•	consent of the proposed Director candidate (i) to be named in the Proxy Statement relating to the Annual Meeting of Shareholders, and (ii) to serve as a Director if elected at such annual meeting, and
•	other information regarding the proposed Director candidate that is required to be included in a Proxy Statement filed pursuant to SEC rules.
2)	Nominations must be sent to the attention of the Secretary of the Company by U.S. mail, courier or expedited delivery service to:
Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: Secretary
The Secretary will promptly forward any such nominations to the Governance Committee. As a requirement to being considered for nomination by the Company’s Board of Directors, a candidate must comply with the following minimum procedural requirements:
•	the candidate must undergo a comprehensive private investigation background check by a qualified company of the Company’s choosing, and
•	the candidate must complete a detailed questionnaire regarding his or her experience, background and independence.
Once the Governance Committee receives the nomination of a candidate, and the candidate has complied with the minimum procedural requirements set forth above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the Board of Directors. These procedures for recommending a Director nominee to the Governance Committee are subject to the applicable provisions of the Company’s By-Laws, as described in the section entitled “Shareholder Proposals.”
INSULET CORPORATION - 2020 Proxy Statement	17

Governance of the Company
Policy Governing Shareholder Communications with the Board of Directors
The Board of Directors provides every shareholder with the ability to communicate with the Board of Directors as a whole and with individual Directors on the Board of Directors through an established process for shareholder communication as follows:
For shareholder communications directed to the Board of Directors as a whole, shareholders may send such communications to the attention of the Secretary by U.S. mail, courier or expedited delivery service to:
Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: Secretary
For shareholder communications directed to an individual Director in his or her capacity as a member of the Board of Directors, shareholders may send such communications to the attention of the individual Director by U.S. mail, courier or expedited delivery service to:
Insulet Corporation
100 Nagog Park
Acton, Massachusetts 01720
Attn: [Name of the Director]
The Company will forward any such shareholder communication to the Chairman of the Board, or to the Director to whom the communication is addressed, on a periodic basis.
Policy Governing Stock Ownership
The Board of Directors has adopted a policy recommending that all Directors and executive officers own a significant equity interest in the Company’s common stock, subject to a phase-in period. The policy advises that Directors should own Company common stock with a value at least equal to three times their annual retainer. The policy recommends that the Chief Executive Officer own Company common stock with a value at least equal to three times her base salary, and that the other executives own Company common stock with a value at least equal to their base salaries. Subject to the phase-in requirements, all of the Directors and executive officers are in compliance with this policy. Further information regarding this policy can be found in the Compensation Discussion and Analysis portion of this Proxy Statement.
Policy Banning Hedging and Pledging
The Board of Directors has adopted Insider Trading Procedures which prohibit Directors and officers from:
•	engaging in any short sales of the Company’s securities,
•	buying or selling puts, calls or other derivative securities relating to any of the Company’s securities,
•	holding any Company securities on margin or collateralizing any brokerage account with any Company securities, or
•	pledging any Company securities as collateral for any loan, unless such transaction has been specifically pre-approved by the Compensation Committee.
Policy for Recoupment of Incentive Compensation
The Board of Directors has adopted a policy that provides that if the Company is required to restate any of its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of any executive officer of the Company (a “Covered Officer”), then the Compensation Committee may require any Covered Officer to repay to the Company that part of the cash bonus and long-term equity incentive compensation (“Incentive Compensation”) received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Compensation Committee determines was in excess of the amount that such Covered Officer would have received had such Incentive Compensation been calculated based on the financial results reported in the restated financial statements.
The Compensation Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid Incentive Compensation and how much compensation to recoup from any individual Covered Officer (which need not be the same amount or proportion for every Covered Officer), including any determination by the Compensation Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped will be determined by the Compensation Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Compensation Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units and/or cash repayment.
18	INSULET CORPORATION - 2020 Proxy Statement

Governance of the Company
Evaluation Program of the Board of Directors and its Committees
In order to maintain the Company’s governance standards, the Board of Directors, and each committee thereof, is required to undertake annually a formal self-evaluation process. As part of this process, the members of the Board of Directors, and each committee thereof, evaluate a number of competencies, including, but not limited to, its structure, roles, processes, composition, development, dynamics, effectiveness and involvement.
Policy Regarding Changes in Position
The Board has adopted a policy that requires Directors to notify the Governance Committee of any change in employment, election as a director of another company, assignment to the audit committee of another company or cessation of service as a director of another company. Upon notification to the Governance Committee, the Governance Committee and the Board will take such action as each deems necessary in connection with such changes in an effort to maintain a Board that consists of members whose present and past business experience, qualifications, attributes and skills satisfy the qualifications for Directors as determined by the Governance Committee.
Code of Ethics
The Company has adopted a “code of ethics,” as defined by regulations promulgated under the Securities Act of 1933, as amended, that applies to all of the Company’s Directors and employees worldwide, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available in the Investor Relations section of the Company’s website at http://www.insulet.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from the Company upon a request directed to: Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720, Attention: Secretary. The Company intends to disclose any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website at http://www.insulet.com.
For more corporate governance information, you are invited to access the Investor Relations section of the Company’s website available at http://www.insulet.com.
Related Party Transactions
  POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS
In accordance with its written charter, the Audit Committee conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and the approval of the Audit Committee is required for all related party transactions.
The term “related party transaction” refers to transactions required to be disclosed in our filings with the SEC pursuant to Item 404 of Regulation S-K.
  TRANSACTIONS WITH RELATED PERSONS
FMR LLC (“Fidelity”) beneficially owned approximately 15% of our common stock as of December 31, 2019. A Fidelity affiliate is the third-party administrator for the Company’s equity compensation plan and the Company’s Employee Stock Purchase Plan (“ESPP”). The Company paid Fidelity approximately $142,000 for its services in 2019 related to the equity compensation plan and the ESPP.
Responsible Stewardship
Insulet is an innovative medical device company and our mission is to meaningfully improve the lives of those living with diabetes. We do that by providing a safe and inclusive work environment and fostering diversity within the Company. We are also committed to striking a thoughtful balance – growing our business with care while minimizing our adverse impact on the world around us.
We don't need to add charitable programs (even though we have them) to help us make the world a better place--our core operations do that. We help people with one of the most serious health conditions live better lives. As a medical device company, safety and quality control are top priorities for us and we maintain rigorous standards, controls and checks.
We are just as focused on attracting the best people and creating an atmosphere in which they can thrive and do best-in-class work. Our strong leadership and training programs are essential to our maintaining our leadership in an important scientific and health care field. We utilize regular employee feedback tools to make sure we are spending our time on the human capital programs that matter.
We do not believe that we are exposed to significant environmental risks, but we take our opportunities where we find them to minimize our environmental footprint: we focus on ways to reduce end-of-life waste, maintain recycling programs and are installing solar panels on our factory in Massachusetts.
INSULET CORPORATION - 2020 Proxy Statement	19

Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying notes provide information about the beneficial ownership of Insulet common stock by: (i) each shareholder known by us to be the beneficial owner of more than 5% of Insulet common stock, (ii) each of our Named Executive Officers (listed in the Summary Compensation Table), (iii) each of our Directors and nominees for Director, and (iv) all of our Directors and executive officers as a group. Except as otherwise noted, the persons identified have sole voting and investment power with respect to the shares of Insulet common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Except as otherwise noted, the information below is based upon 63,057,874 shares of the Company’s common stock outstanding as of April 1, 2020.
Name and Address(1)	Number of Shares Beneficially Owned	Percentage
Named Executive Officers (ownership as of April 1, 2020)		%
Shacey Petrovic(2)	262,787	*
Charles Alpuche(3)	122,749	*
Bret Christensen(4)	40,583	*
Wayde McMillan(5)	7,661	*
John Kapples(6)	4,812	*
Michael Levitz(7)	95,733	*
Directors (as of April 1, 2020)
Sally W. Crawford(8)	28,469	*
John A. Fallon(9)	26,291	*
James R. Hollingshead(10)	—	*
Jessica Hopfield(11)	38,298	*
David A. Lemoine(12)	16,812	*
Michael R. Minogue(13)	9,459	*
Corinne H. Nevinny(14)	3,319	*
Timothy J. Scannell(15)	40,817	*
All Directors and executive officers as a group (16 persons)(16)	686,906	1.1%
More Than 5% Holders (ownership as of December 31, 2019)		%
BlackRock, Inc.(17)	3,556,339	5.8%
Capital Research Global Investors(18)	6,684,091	10.8%
Capital World Investors(19)	4,014,292	6.4%
FMR LLC(20)	9,285,577	14.99%
The Vanguard Group, Inc.(21)	5,578,036	9.02%
*	Represents less than 1% of the outstanding shares of the Company’s common stock.
(1)	Unless otherwise indicated, the address of each shareholder is c/o Insulet Corporation, 100 Nagog Park, Acton, Massachusetts 01720.
(2)	Includes 159,138 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020.
(3)	Includes 88,718 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020.
(4)
Includes 23,179 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020 and 10,510 shares of the Company’s common stock issuable upon settlement of restricted stock units and/or performance share units that will vest within 60 days of April 5, 2019.

(5)	Includes 2,294 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020.
(6)	Includes 1,319 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020.
(7)
Mr. Levitz ceased serving as an executive officer of the Company on March 1, 2019 and his ownership of the Company’s common stock noted in the table above is as of April 5, 2019. As of such date, his share ownership included 43,931 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 5, 2019.

(8)	Includes 1,726 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2020.
(9)
Includes 12,822 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020 and 1,726 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2020.

(10)	Mr. Hollingshead was just appointed to the Board in July 2019.
(11)
Includes 16,450 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020 and 1,726 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2020.

(12)
Includes 8,822 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020 and 1,726 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2020.

(13)
Includes 3,169 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020 and 1,726 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2020.

20	INSULET CORPORATION - 2020 Proxy Statement

Delinquent Section 16(a) Reports
(14)	Includes 1,726 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2020.
(15)
Includes 18,267 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020 and 1,726 shares of the Company’s common stock issuable upon settlement of restricted stock units that will vest within 60 days of April 1, 2020.

(16)
Includes an aggregate of 397,006 shares of the Company’s common stock issuable upon the exercise of options exercisable on or within 60 days after April 1, 2020 and an aggregate of 22,592 shares of the Company’s common stock issuable upon settlement of restricted stock units and/or performance share units that will vest within 60 days of April 1, 2020. Does not include any shares that may be owned by Mr. Levitz, who ceased serving as an executive officer as of March 1, 2019. See note (7)above.

(17)
Information regarding BlackRock, Inc. is based solely upon a Schedule 13G filed by BlackRock, Inc. with the SEC on February 10, 2020. The Schedule 13G provides that as of December 31, 2019, BlackRock, Inc. has sole voting power with respect to 3,233,778 shares of the Company’s common stock, no shared voting power, sole dispositive power with respect to 3,556,339 shares of the Company’s common stock and no shared dispositive power. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(18)
Information regarding Capital Research Global Investors is based solely upon Amendment No. 4 to Schedule 13G filed by Capital Research Global Investors with the SEC on February 14, 2020. Amendment No. 4 provides that as of December 31, 2019, Capital Research Global Investors has sole voting power with respect to 6,684,091 shares of the Company’s common stock, no shared voting power, sole dispositive power with respect to 6,684,091 shares of the Company’s common stock and no shared dispositive power. The address for Capital Research Global Investors is 333 South Hope Street, Los Angeles, CA 90071.

(19)
Information regarding Capital World Investors is based solely upon a Schedule 13G filed by Capital World Investors with the SEC on February 14, 2020. The Schedule 13G provides that as of December 31, 2019, Capital World Investors has sole voting power with respect to 3,979,198 shares of the Company’s common stock, no shared voting power, sole dispositive power with respect to 4,014,292 shares of the Company’s common stock and no shared dispositive power. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(20)
Information regarding FMR LLC and Abigail P. Johnson is based solely upon Amendment No. 4 to Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson (collectively, “Fidelity”) with the SEC on February 7, 2020. Amendment No. 4 provides that as of December 31, 2019, Fidelity, together with certain of its subsidiaries and affiliates, is the beneficial owner of 9,285,577 shares of the Company’s common stock. Members of the Johnson family, including Abigail P. Johnson, Director, Chairman, and Chief Executive Officer of FMR, LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Amendment No. 4 provides that as of December 31, 2019, FMR LLC and Abigail P. Johnson have sole voting power with respect to 1,814,805 shares of the Company’s common stock, no shared voting power, sole dispositive power with respect to 9,285,577 shares of the Company’s common stock and no shared dispositive power. Neither FMR LLC, nor Abigail P. Johnson, has the sole power to vote or direct the voting of the shares owned directly by the various Fidelity funds, which power resides with the funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the funds’ Boards of Trustees. The address of FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, MA 02210.

(21)
Information regarding The Vanguard Group, Inc. is based solely upon Amendment No. 7 to Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 14, 2020. Amendment No. 7 provides that as of December 31, 2019, The Vanguard Group, Inc. has sole voting power with respect to 47,590 shares of the Company’s common stock, shared voting power with respect to 17,088 shares of the Company’s common stock, sole dispositive power with respect to 5,519,344 shares of the Company’s common stock and shared dispositive power with respect to 58,692 shares of the Company’s common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, PA 19355.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s Directors, executive officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock of the Company. Based on its review of such filings, the Company believes all such filing requirements were complied with in a timely manner during 2019, except that one report for Mr. Alpuche disclosing the withholding of shares to satisfy tax obligations upon the vesting of a restricted stock unit award was filed two days late.
INSULET CORPORATION - 2020 Proxy Statement	21

Compensation Discussion and Analysis
Introduction
For purposes of the following Compensation Discussion and Analysis (“CD&A”) and executive compensation disclosures, the individuals listed below are referred to collectively as our “named executive officers.” They are our President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer, our three other most highly compensated executive officers, based on fiscal 2019 compensation, and one additional individual who served as our principal financial officer during part of fiscal 2019.
Shacey Petrovic	President and Chief Executive Officer
Wayde D. McMillan	Executive Vice President, Chief Financial Officer and Treasurer
Charles Alpuche	Executive Vice President, Chief Operating Officer
Bret Christensen	Executive Vice President, Chief Commercial Officer
John W. Kapples	Senior Vice President, General Counsel and Secretary
Michael L. Levitz	Senior Vice President, Treasurer and Chief Financial Officer
During fiscal 2019, we experienced several changes with respect to our named executive officers. Effective January 1, 2019, the first day of our 2019 fiscal year, Ms. Petrovic was appointed to serve as our President and Chief Executive Officer. Messrs. McMillan and Kapples were hired and commenced employment on February 18, 2019 and March 18, 2019, respectively. Effective February 25, 2019, Mr. Alpuche was promoted to Executive Vice President, Chief Operating Officer and Mr. Christensen was promoted to Executive Vice President, Chief Commercial Officer. Additionally, Mr. Levitz ceased serving as an executive officer as of March 1, 2019.
Executive Summary
The Compensation Committee of our Board of Directors (the “Committee”) has adopted an integrated executive compensation program that is intended to align our named executive officers’ interests with those of our shareholders and to promote the creation of shareholder value without encouraging excessive or unnecessary risk-taking. Additionally, the Committee has tied a majority of our named executive officers’ compensation to a number of key performance measures that contribute to or reflect shareholder value. Specifically, in addition to a base salary, our named executive officers’ compensation package includes (i) an annual incentive cash compensation program that is tied to the Company’s attainment of objective pre-established financial performance metrics and (ii) long-term equity awards consisting of stock options, restricted stock units, and performance units tied to financial metrics over a three-year performance period. The Committee believes the executive compensation program has played a significant role in our ability to attract, motivate and retain an experienced, successful executive team.
 FISCAL 2019 BUSINESS HIGHLIGHTS
We are primarily engaged in the development, manufacture and sale of our proprietary Omnipod® Insulin Management System (the “Omnipod System”), an innovative, discreet and easy-to-use continuous insulin delivery system for people living with diabetes. The Omnipod System features a small, lightweight, self-adhesive disposable tubeless Omnipod device (“Pod”), which is worn on the body for up to three days at a time, and its wireless companion, the handheld Personal Diabetes Manager (“PDM”). Conventional tubed insulin pumps require people with insulin-dependent diabetes to learn to use, manage and wear a number of cumbersome components, including up to 42 inches of tubing. In contrast, the Omnipod System features only two discreet, easy-to-use devices that eliminate the need for a bulky pump and tubing, provides for virtually pain-free automated cannula insertion and communicates wirelessly. We believe that the Omnipod System’s unique proprietary design and features allow people with insulin-dependent diabetes to manage their diabetes with unprecedented freedom, comfort, convenience, and ease.
Fiscal 2019 was another milestone year for Insulet, with the Company delivering its fourth consecutive year of over twenty percent (20%) revenue growth. We also achieved both positive operating income and net income for a second consecutive year. In addition, we are starting to see various strategic initiatives come to fruition, particularly in the areas of consumer-focused innovation, global customer experience and operational excellence.
Our mission is to improve the lives of people with diabetes, and during 2019 we continued to invest heavily in people and infrastructure as we scaled our business to assist in meeting that mission. We began line operations in the middle of the year at our highly-automated manufacturing facility in the U.S. This critical investment enables us to increase our capacity to support our growing consumer base while also providing site redundancy and strengthened supply chain risk mitigation.
Operationally, in fiscal 2019:
•	we increased revenue 31% over 2018, driven by 36% revenue growth in our Total Omnipod product line
•	we achieved gross margin of 65% and ended the year in a very strong cash and debt position, and
•	we achieved both operating income and net income for the second consecutive year, delivering operating income of $50M and net income of $11.6M, or $0.19 per diluted share.
22	INSULET CORPORATION - 2020 Proxy Statement

Compensation Discussion and Analysis
As a result of our strong financial results for fiscal 2019, the annual incentive plan (“AIP”) funding level for payouts under the 2019 AIP to our named executive officers (before individual adjustments) was established at a performance level of 177%.
We continue to deliver significant long-term value for our shareholders, with fiscal 2019 representing another year of above-market share price performance. The following chart lists our 1-year, 3-year and 5-year total shareholder return as compared to the Russell 3000 and NASDAQ Health Care indices.

	1-year	3-year	5-year
Insulet Corporation	120.19%	64.96%	30.02%
Russell 3000 Index	31.02%	14.60%	11.25%
NASDAQ Health Care Index (IXHC)	26%	13.19%	5.23%
Returns are as of the trailing 1-year, 3-year and 5-year periods ending December 31, 2019.
 POLICIES AND PRACTICES TO SUPPORT EFFECTIVE GOVERNANCE
The Company is committed to best practices in compensation governance. The following aspects of the Company’s compensation program reinforce that commitment:
What We Do		What We Don’t Do
✔	Solicit shareholder feedback on our programs	✘	No employment agreements
✔	Use performance-contingent equity	✘	No excise tax gross up provisions
✔	Set robust stock ownership guidelines	✘	No defined pension benefit programs
✔	Have “double trigger” change-in-control benefits	✘	No material executive perquisites
✔	Maintain a policy on clawbacks	✘	No cash severance in excess of 2x salary and bonus
✔	Include caps on annual incentive payments	✘	No hedging or pledging of Company securities
✔	Use multiple financial and strategic measures to determine incentive payouts	✘	No “single trigger” change-in-control benefits
✔	Engage independent advisors
✔	Conduct an annual risk assessment
Executive Compensation Philosophy
The Committee believes that our executive compensation strategy and philosophy are directly aligned with our goal of delivering consistent growth in shareholder value. In furtherance of that goal, we have designed our compensation programs with the following core beliefs:
•	Exceptional talent is needed to realize significant market opportunity and to drive long-term sustainable growth;
•	High-caliber talent has a profound impact on business results;
•	Highly competitive compensation is needed to attract and retain proven talent; and
INSULET CORPORATION - 2020 Proxy Statement	23

Compensation Discussion and Analysis
•	A significant emphasis should be placed on pay-for-performance, utilizing performance-based variable compensation programs.
The Company has adopted compensation programs that are designed to attract, motivate and retain the exceptional talent necessary to achieve our long-term strategic objectives. Because we consider “pay-for-performance” to be an over-arching design principle across our compensation programs, the majority of compensation payable to our named executive officers is performance-based.
When establishing compensation for our named executive officers, we strive to set overall target total direct compensation at a competitive level by comparing like roles with peer companies. Individual named executive officers may be compensated above or below the median of the market based on factors such as experience, performance, scope of position, internal equity, and the competitive demand for proven talent. Our programs are also designed to provide the necessary flexibility to address individual circumstances that may arise during the executive recruiting process.
Shareholder Engagement and Advisory "Say-on-Pay" Vote
Each year, the Company holds a “say-on-pay” vote. At our 2019 Annual Meeting of Shareholders, we presented our shareholders with a proposal to approve on an advisory basis, the compensation of our named executive officers as disclosed in our 2019 proxy statement. Approximately 99% of the shares voted on this proposal were cast in support of our 2019 executive compensation program. While the Committee viewed the results of the “say-on-pay” vote as broad shareholder support for our executive compensation programs, the Committee does, and will continue to, consider the results of shareholder advisory votes on executive compensation when making future decisions relating to our executive compensation programs and compensation for named executive officers.
During fiscal 2019, as in prior years, we conducted significant shareholder outreach by offering or engaging in discussions with investors representing approximately seventy percent (70%) of our shares outstanding. In early 2019, we reached out to our twenty (20) largest shareholders and offered them the opportunity to discuss with us, among other topics, our executive compensation programs. While several either did not respond or responded that they had no concerns with our compensation practices, a majority of these largest shareholders did engage with us on our compensation programs and other topics. The Company received positive feedback regarding the development of our compensation programs, with support for the evolution of our incentive plans, and strong support for our focus on top-line growth and the three-year performance period in our performance unit awards issued as part of our long-term incentive plan.
2019 Compensation Elements and Decisions
When setting compensation for named executive officers, the Committee focuses on target total direct compensation. Total direct compensation includes three major components, base salary, annual incentive compensation and long-term equity awards, all of which are designed to work together to drive a complementary set of behaviors and outcomes.
Base Salary. Base salary is intended to provide a fixed compensation amount to each named executive officer related to the performance of core job responsibilities. Base salary reflects the market value of the named executive officer’s role, with differentiation for individual capability and experience.
Annual Incentive Compensation. Annual incentive compensation in the form of a market-competitive, performance-based cash bonus, is designed to focus our named executive officers on pre-set financial and strategic objectives each year and drive specific behaviors that foster short- and long-term growth and shareholder value.
Long-Term Equity Incentive Awards. Long-term incentive compensation generally consists of grants of stock options, restricted stock units and performance units. The Committee designs our long-term incentive compensation awards to align the interests of named executive officers with the interests of our shareholders in long-term growth, reward executives for shareholder value creation, recognize executives for their contributions to the Company and promote retention.
In addition to receiving direct compensation, named executive officers also participate in various employee benefit programs, as described in the “Other Benefits” section of this CD&A.
The charts below illustrate, for fiscal 2019, the distribution of value among the three elements of direct compensation - base salary, target annual incentive awards and target long-term equity incentives - for our CEO and, on average, for the other named executive officers. The long-term equity incentive component reflects the fiscal 2019 annual equity award, which is based on the total dollar value awarded by the Committee before conversion to the various forms of equity awards (see the “Long-Term Incentive Compensation” section of this CD&A). Of target total direct compensation 86% of our CEO’s and, on average, 77% of our other named executive officers’ compensation was variable, either because it was subject to performance goals, the fluctuations of stock price, or both.
24	INSULET CORPORATION - 2020 Proxy Statement

Compensation Discussion and Analysis

•	For purposes of these charts, “Long-Term Equity Incentives” includes stock options, restricted stock units and performance units based on grant date fair value of such awards
 2019 COMPENSATION DECISIONS
BASE SALARY
Base salary, which represented only 14% of our CEO’s target total direct compensation and, on average, 23% of target total direct compensation of our other named executive officers, is reviewed on an annual basis relative to competitive benchmarking, position scope, performance, and contributions for the prior year. For fiscal 2019, the Committee reviewed the base salaries payable to our named executive officers with consideration of market positioning as well as individual performance. For Ms. Petrovic, as part of the succession planning process, the Committee considered the compensation payable to Ms. Petrovic upon her appointment as President and Chief Executive Officer, effective the first day of our 2019 fiscal year, by following the process outlined in the “Compensation Decision Making Process” section of this CD&A. Accordingly, effective January 1, 2019, the Committee set Ms. Petrovic’s base salary at $675,000. For Messrs. Alpuche and Christensen, the Committee determined that a merit increase based on their individual performance was appropriate. For Messrs. McMillan and Kapples, who commenced employment on February 18, 2019 and March 18, 2019, respectively, the Committee established base salary in connection with their commencement of employment.
The Committee approved the following base salaries for fiscal 2019 for our named executive officers:
Executive Officer	2018 Base Salary	2019 Base Salary	Merit Increase	Promotion Increase
Shacey Petrovic	$575,000	$675,000	N/A	17.4%
Wayde D. McMillan	N/A	$450,000	N/A	N/A
Charles Alpuche	$450,000	$468,000	4%	N/A
Bret Christensen	$415,000	$431,500	4%	N/A
John W. Kapples	N/A	$410,000	N/A	N/A
Note: Mr. Levitz is not included in the above table since he ceased serving as an executive officer as of March 1, 2019. See the “Severance Agreement with Mr. Levitz” section of this CD&A.
Annual Incentive Compensation
Annual incentive compensation supports the Committee’s pay-for-performance philosophy and aligns individual goals with Company goals. Under our annual incentive plan ("AIP"), named executive officers are eligible for cash awards based on the Company’s attainment of pre-established performance metrics. The Committee, with input from its independent compensation consultant, structured the 2019 AIP as follows:
•	The Committee initially established the plan design for our 2019 AIP, which included both a financial component and an individual component.
•
At the beginning of the fiscal year, the Committee established financial performance measures and goals, which included the financial metrics being assessed, performance targets for each metric, including the minimum performance level required for any payout to be made as well as threshold performance requirements to earn a threshold award (50% of target) and maximum performance requirements to earn a maximum award (200% of target).

•
Also at the beginning of the fiscal year, the Committee established the individual target awards for each named executive officer, expressed as a percentage of base salary in an amount determined by the Committee to be aligned with competitive market and internal equity considerations. At this time, the Committee also reviewed and approved individual goals for each named executive officer, which would form the basis for any determination for the individual component of the award. These individual goals directly correlated to the Company’s strategic objectives.

INSULET CORPORATION - 2020 Proxy Statement	25

Compensation Discussion and Analysis
•
After the close of the fiscal year, the Committee received a report from management regarding Company performance against the pre-established financial performance goals, each named executive officer’s performance (other than the Chief Executive Officer) relative to their individual goals established at the beginning of the year, and a recommendation as to an appropriate payout amount. The Committee then reviewed the Company’s financial performance against each goal, taking into consideration management’s recommendations, as well as the individual performance for each named executive officer (other than the Chief Executive Officer) based on attainment of their individual goals, and issued final awards.

2019 AIP Targets. The fiscal 2019 AIP targets for our named executive officers, which is a percentage of their base salary, were established by the Committee as follows:
Executive Officer	2019 AIP Target
Shacey Petrovic	100%
Wayde D. McMillan	70%
Charles Alpuche	70%
Bret Christensen	70%
John W. Kapples	60%
Note: Mr. Levitz is not included in the above table since he ceased serving as an executive officer as of March 1, 2019. See the “Severance Agreement with Mr. Levitz” section of this CD&A.
2019 Performance Metrics. The Committee established 2019 AIP performance metrics based on key components of our 2019 annual budget and after consideration of representative measures of overall corporate performance during the year. After considering various plan design alternatives, the Committee approved the use of Adjusted Revenue and Adjusted EBIT, with seventy percent (70%) of the award based on Adjusted Revenue and thirty percent (30%) of the award based on Adjusted EBIT. The Committee selected these metrics because they were consistent with our strategic objectives of top-line growth and continued profitability.
For purposes of the 2019 AIP, Adjusted Revenue and Adjusted EBIT were defined as follows:
•	Adjusted Revenue - annual revenue as reported in the Company’s publicly-filed financial statements, adjusted pursuant to the methodology described below;
•	Adjusted EBIT - annual operating profit as reported in the Company’s publicly-filed financial statements, adjusted pursuant to the methodology described below;
For purposes of the 2019 AIP, Revenue and EBIT are adjusted to exclude: (i) variances attributable to fluctuations in foreign exchange rates (i.e., constant currency basis); (ii) the impact of mergers and acquisitions; (iii) changes in accounting policies and accounting reclassifications; (iv) significant and/or extraordinary items that are not indicative of core operating performance; (v) items identified as non-GAAP in the Company’s quarterly earnings announcements; and (vi) other discrete items that may result in an unintended gain or loss under the 2019 AIP.
2019 Performance Targets and AIP Pool Funding. In addition to setting the performance metrics at the beginning of the fiscal year, the Committee established threshold, target and maximum performance requirements for each performance metric. The Committee also determined that the payout applicable to the Adjusted Revenue metric would be capped at one hundred seventy-five percent (175%) if Adjusted EBIT did not attain at least threshold performance. For fiscal 2019, the Committee established the threshold and maximum performance requirements as follows:
Performance Metric	50% Threshold (as Percentage of Target Performance)	200% Maximum (as Percentage of Target Performance)
Adjusted Revenue	96%	104%
Adjusted EBIT	60%	140%
The following table summarizes the performance metrics, weightings, targets, actual results and the financial payout factors for the 2019 AIP.
Performance Metric	Weighting	FY19 Performance Target	Actual Performance Result*	Payout %	FY19 Weighted Payout Factor
Adjusted Revenue	70%	$685M	$742.3M	200%	140%
Adjusted EBIT	30%	$50M	$55.2M	124%	37%
Payout as a percentage of target					177%
*
Pursuant to the methodology described above regarding the calculation of Adjusted Revenue and Adjusted EBIT, the amounts listed in the “Actual Performance Result” column reflect positive adjustments to reported Revenue and EBIT attributable to fluctuations in foreign exchange rates (i.e., to report such amounts on a constant currency basis) and, solely with respect to Adjusted EBIT, to a discrete item not indicative of core operating performance. The aggregate impact of these adjustments was a two percentage point increase to the weighted payout factor.

In determining the actual amount of the 2019 AIP incentive bonus for the named executive officers, the Committee began by multiplying each named executive officer’s target award by the FY19 Weighted Payout Factor of 177% described in the above table. The Committee then reviewed the performance of each named executive officer during fiscal 2019, taking into consideration the President and Chief
26	INSULET CORPORATION - 2020 Proxy Statement

Compensation Discussion and Analysis
Executive Officer’s recommendations with respect to executive officers other than the President and Chief Executive Officer. The performance assessments resulted in adjustments to each named executive officer’s funded bonus by a maximum of +/- four percentage points. With respect to Ms. Petrovic, the Committee reviewed her performance with the assistance of the Committee’s independent compensation consultant and based on feedback obtained from the Board (see the “Compensation Decision Making Process” section of this CD&A). The Committee considered her exceptional performance during her first year as Chief Executive Officer, including the completion of the Company’s new manufacturing facility and commencement of line operations mid-year, continued strong growth in the customer base, and the attainment of significant milestones for the Company’s Omnipod HorizonTM product, namely the completion of a pre-pivotal trial and the enrollment of patients in the pivotal trial. With respect to Mr. McMillan, the Committee considered his exceptional performance in building infrastructure and systems to support our strategy, investments and scaling of our business as well as his efforts in attaining our gross margin and EBIT goals. With respect to Mr. Alpuche, the Committee considered his performance in commencing line operations for our new manufacturing facility as well as his efforts towards building redundancy, supply chain risk mitigation and continued efficiencies in operational processes and procedures. With respect to Mr. Christensen, the Committee considered his strong performance in increasing the customer base, enhancing customer care operations and in globalizing the commercial function. For Mr. Kapples, the Committee considered his performance in enhancing the Company’s enterprise risk management process and in the management of various legal matters across the globe.
The table below lists the 2019 AIP incentive bonus that the Committee awarded to each named executive officer for fiscal 2019 after giving effect to individual adjustments.
Executive Officer	2019 AIP Payout
Shacey Petrovic	$1,218,645
Wayde D. McMillan*	$489,700
Charles Alpuche	$583,128
Bret Christensen	$540,670
John W. Kapples*	$346,705
*	Payouts for Messrs. Kapples and McMillan are pro-rated based on hire dates of March 18, 2019 and February 18, 2019, respectively.
Note: Mr. Levitz is not included in the above table since he ceased serving as an executive officer as of March 1, 2019. See the “Severance Agreement with Mr. Levitz” section of this CD&A.
Long-Term Incentive Compensation
The Committee uses long-term incentive compensation in the form of equity awards to deliver competitive compensation that recognizes executives for their contributions to the Company and aligns the interests of named executive officers with shareholders by focusing them on long-term growth and stock performance. To foster this alignment, the Company maintains a stock ownership policy that requires all of our named executive officers to hold at least one-half of the shares received upon the vesting or exercise of Company equity awards until their applicable share ownership requirement is met.
The Committee views long-term incentives as a significant element of total remuneration at the executive level and a crucial component of the Company’s total rewards compensation package. During fiscal 2019, the Committee reviewed the Company’s long-term incentive program structure when designing the Company’s 2019 annual equity award, with input from its independent compensation consultant. Based on this evaluation, the Committee determined that the long-term incentive vehicles of stock options, restricted stock units and performance units continued to serve the Company well. With respect to the allocation of the total award value among the various long-term incentive vehicles, the Committee determined that it would be appropriate to continue to allocate significant value to performance-based awards, with the Chief Executive Officer receiving a heavier allocation than other named executive officers to further align her interests with those of shareholders. The Committee also evaluated the vesting schedule for each long-term incentive vehicle, taking into consideration current market practices and the Company’s life-cycle stage. Based on this evaluation, the Committee determined that the previously adopted vesting period for restricted stock units and performance units remained appropriate, but that the vesting schedule for stock options should be revised to a four-year ratable vesting period instead of the previously adopted vesting period which provided that twenty five percent (25%) would vest on the first anniversary of the grant date and the remainder would vest quarterly thereafter (such that full vesting is attained on the fourth anniversary of the grant date). The Committee revised the vesting schedule for stock options to closely align such schedule with market practice and to reflect typical practices of a mature company rather than a company in an early stage life-cycle.
Accordingly, the total award value to the named executive officers for the Company’s 2019 annual equity award was allocated between the long-term incentive vehicles as follows:
•
60% of the award value for the Chief Executive Officer (50% for the other named executive officers) was allocated to performance units, assuming achievement of target performance metrics, with performance-based vesting over a three-year period based on Adjusted Revenue and Adjusted EBIT,

•	20% of the award value for the Chief Executive Officer (25% for the other named executive officers) was allocated to stock options with a four-year ratable vesting period, and
•	20% of the award value for the Chief Executive Officer (25% for the other named executive officers) was allocated to restricted stock units with a three-year ratable vesting period.
INSULET CORPORATION - 2020 Proxy Statement	27

Compensation Discussion and Analysis
The Committee considered these allocations appropriate, as performance-orientation is reflected in performance units (which only have value if the Company achieves certain pre-determined financial goals) and stock options (which only have value to the extent the Company’s stock price increases from the stock price on the grant date), while grants of restricted stock units allow the program to support retention throughout a full business cycle.
When establishing the plan design for the performance unit awards issued as part of the Company’s 2019 annual equity award, the Committee reviewed the fiscal 2018 performance metrics (revenue and gross profit) and respective weightings (85% revenue; 15% gross profit) in light of the Company’s long-term business strategy and fiscal 2019 strategic imperatives. The Committee considered the evolution of the plan design for previously granted performance unit awards, noting the shift from a one-year performance period to a three-year performance period from fiscal 2015 to fiscal 2017 and the introduction of gross profit as a second performance metric in fiscal 2017. The Committee also considered the Company’s attainment of profitability for the first time in fiscal 2018 and significant shareholder feedback relating to a continued focus on top-line growth. For fiscal 2017 and 2018, the Committee determined that revenue and gross profit were appropriate performance criteria and consistent with the Company’s strategic goals of driving top-line growth and attaining profitability. For fiscal 2019, the Committee determined that revenue remained an appropriate performance criterion but that EBIT, rather than gross profit, represented a more appropriate measure of profitability because the Company had attained net profit for the first time in fiscal 2018. The Committee also determined that the profitability metric, adjusted EBIT, should be weighted heavier than in prior performance unit awards to reflect the long-term nature of the performance unit award and continued focus on profitability over a longer time horizon. When making its determinations, the Committee considered that the use of both revenue and EBIT in the performance unit awards issued as part of the Company’s 2019 annual equity award harmonized the long-term incentive compensation metrics with the 2019 AIP performance metrics, but determined that the differing performance periods (one-year versus three year), the differing weightings (70% Revenue/30% EBIT under the 2019 AIP; 65% Revenue/35% EBIT under the 2019 performance unit award) and the significance of these two metrics given the Company’s business strategy and shareholder feedback warranted their adoption.
Accordingly, the fiscal 2019 performance unit award performance factor is determined as follows:
Three-Year (2019-2021) Cumulative Adjusted Revenue* (Weighted 65%)	Performance as a Percentage of Adjusted Revenue Target	Payout Factor**
Maximum	115%	200%
Target	100%	100%
Threshold	85%	50%
Below Threshold	Less than 85%	0%
Three-Year (2019-2021) Cumulative Adjusted EBIT* (Weighted 35%)	Performance as a Percentage of Adjusted EBIT Target	Payout Factor**
Maximum	115%	200%
Target	100%	100%
Threshold	85%	50%
Below Threshold	Less than 85%	0%
*
The three-year cumulative adjusted revenue and adjusted EBIT goals were based upon our strategic plan and were set at a level consistent with and necessary to achieve the Company’s strategic goals of enhanced top-line growth and profitability.

**
The payout factor is prorated on a straight-line basis (i.e., by linear interpolation) for performance that falls between the performance targets set forth in the table above. In addition, the payout factor cannot exceed 200% under any circumstances.

When setting long-term incentive compensation for named executive officers, the Committee employed the process described in the “Compensation Decision Making Process” section of this CD&A. After the Committee established a dollar value for each named executive officer’s fiscal 2019 annual equity award, that dollar value was then allocated between stock options, restricted stock units and performance units, with the exact number of restricted stock units and performance units being calculated based on the closing price of a Company share on the grant date and the exact number of stock options based on such closing price and the applicable Black-Scholes ratio. The dollar value allocated to performance units represents the target value of such award.
In addition to the 2019 annual equity award, the Committee approved sign-on equity awards for Messrs. McMillan and Kapples in connection with their commencement of employment and promotion awards to Ms. Petrovic, in connection with her appointment as President and Chief Executive Officer, and Mr. Alpuche in connection with his promotion to Executive Vice President, Chief Operating Officer. These sign-on and promotional awards were issued in the form of restricted stock units with three-year ratable vesting periods.
The table below lists the total dollar value awarded by the Committee to each named executive officer during fiscal 2019 as the 2019 annual equity award and as a sign-on or promotional equity award, where applicable.
28	INSULET CORPORATION - 2020 Proxy Statement

Compensation Discussion and Analysis
Executive Officer	2019 Annual Equity Award Value*	Sign-On Equity Award Value	Promotional Equity Award Value
Shacey Petrovic	$3,500,000	N/A	$500,000
Wayde D. McMillan	$1,300,000	$2,000,000	N/A
Charles Alpuche	$1,750,000	N/A	$500,000
Bret Christensen	$1,350,000	N/A	N/A
John W. Kapples	$750,000	$750,000	N/A
*
The amounts in the table above differ slightly from the grant date fair value of the awards reported in the Grants of Plan-Based Awards Table. This is because the amounts in the above table are the dollar amounts awarded by the Committee, while the grant date fair value of each award reported in the Grants of Plan-Based Awards Table is the award value for accounting purposes. The award value for accounting purposes for stock options is calculated by application of the Black-Scholes option pricing model.

Note: Mr. Levitz is not included in the above table since he ceased serving as an executive officer as of March 1, 2019. See the “Severance Agreement with Mr. Levitz” section of this CD&A.
Outcomes for Outstanding Performance Unit Awards
In fiscal 2017, the Company issued performance unit awards with a three-year performance period ending in fiscal 2019. Payouts under these performance unit awards were based upon the Company’s achievement of aggregate revenue (weighted 85%) and aggregate gross profit (weighted 15%) during the 2017, 2018 and 2019 fiscal years. During the three-year performance period, the Company increased both revenue and gross profit significantly, achieving $1,766M in aggregate revenue and $1,128M in gross profit. These amounts represent an achievement of one hundred and eleven percent (111%) and one hundred and sixteen percent (116%) of target revenue and gross profit performance, respectively, and created significant value for our shareholders. Based on these over-achievements, the Committee certified payouts pursuant to the fiscal 2017 performance unit awards at 200%.
In fiscal 2017, the Company issued a one-time performance unit award to Mr. Alpuche. Payout pursuant to this award was based upon the Company’s achievement of various performance metrics relating to the timing of the start-up of our new U.S manufacturing facility during fiscal 2019. Although our manufacturing facility became operational in 2019, the Committee reviewed the various performance metrics and determined that the metrics had not been attained. Accordingly, the award was cancelled and no payout under this award was issued to Mr. Alpuche.
Succession Planning
During fiscal 2018 we executed on our executive succession planning and named Ms. Petrovic as President and Chief Executive Officer, effective the first day of our 2019 fiscal year. As part of the succession planning process, the Committee considered the compensation payable to Ms. Petrovic upon her appointment as President and Chief Executive Officer by following the process outlined in the “Compensation Decision Making Process” section of this CD&A. Accordingly, effective January 1, 2019, the Committee set Ms. Petrovic’s compensation as follows: $675,000 base salary, 100% AIP bonus opportunity, and $3,500,000 annual equity award value (which was allocated 60% as performance units, 20% as restricted stock units and 20% as stock options). In addition, the Committee determined it was appropriate to award Ms. Petrovic a promotional equity award valued at $500,000 (which was delivered 100% as restricted stock units with a three-year ratable vesting period), with a fiscal 2019 grant date that aligned with the effective date of her appointment as President and Chief Executive Officer (i.e., January 1, 2019).
Other Benefits
All full-time employees, including our named executive officers, may participate in our employee benefit programs, including our employee stock purchase plan, retirement (401(k)) plan and health and welfare benefits.
Employee Stock Purchase Plan. We maintain a broad-based employee stock purchase plan, the Insulet Corporation Employee Stock Purchase Plan (“ESPP”), which provides eligible employees, including our named executive officers, with the opportunity to purchase Company shares. We believe that providing an employee stock purchase plan is consistent with our philosophy that compensation should align the interests of executive officers and shareholders and promote a long-term shareholder perspective. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (“Code”), and provides that eligible employees may make contributions through payroll deductions of up to ten percent (10%) of eligible compensation, which are used to purchase shares of stock at the end of each offering period. A participant’s right to purchase shares under the ESPP may not accrue at a rate that exceeds $25,000 of the fair market value of our common stock for each calendar year. The purchase price per share in any offering period will be eighty-five percent (85%) of the lower of the fair market value of the common stock on the first day or the last day of the applicable offering period. All of our named executive officers other than Mr. McMillan participated in the ESPP during fiscal 2019.
401(k) Plan. The Company maintains the Insulet Corporation 401(k) Profit Sharing Plan Trust, which is a tax-qualified defined contribution 401(k) plan that is available to all United States eligible employees (“401(k) Plan”). Under the 401(k) Plan, the Company matches fifty percent (50%) of the amounts that eligible employees elect to defer under such plan, up to the first 6% of the employee’s eligible pay. Employees who participate in the 401(k) are immediately vested in their contributions but must be credited with at least one year of service to become vested in Company matching contributions.
INSULET CORPORATION - 2020 Proxy Statement	29

Compensation Discussion and Analysis
Health and Welfare Benefits. As part of our overall compensation offering, our health and welfare benefits are intended to be competitive with peer companies. The health and welfare benefits that we provide to our named executive officers are offered to all of our eligible United States-based employees and include medical (including prescription drug), dental, vision, life insurance, flexible spending accounts, short- and long-term disability coverage, legal services, identity theft protection and credit monitoring, wellness and an employee assistance program.
Severance Plan. We maintain the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability or death. Solely with respect to our Chief Executive Officer, benefits also are payable in the event of a good reason resignation pursuant to the terms of the Severance Plan. For this purpose, a “good reason resignation” requires a material adverse diminution in the Chief Executive Officer’s responsibilities, authorities or duties, a material reduction in the Chief Executive Officer’s base salary or a relocation of the Company’s offices to a location more than 50 miles away from the Chief Executive Officer’s current office. Severance benefits include salary continuation payments equal to one times base salary (two times base salary for our Chief Executive Officer), one times target annual incentive plan bonus (for our Chief Executive Officer and any other named executive officer who commenced employment before January 1, 2019 and who experiences an involuntary termination of employment before January 1, 2021), a prorated payment of the named executive officer’s annual incentive cash award, continued health coverage at employee rates for a period of up to one year (two years for the Chief Executive Officer) and reimbursement for outplacement services of up to $25,000. The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after a change-in-control, the named executive officer either resigns for good reason or experiences an involuntary termination of employment for any reason other than cause, disability or death. In this event, severance benefits include (i) a lump sum cash payment equal to two times base salary plus two times an annual bonus payment that equals the higher of the named executive officer’s target bonus or bonus for the fiscal year which immediately precedes the fiscal year in which the termination of employment occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to two years; (iv) reimbursement for outplacement services of up to $25,000; and (v) full and accelerated vesting of all outstanding equity awards. The Severance Plan conditions payment of severance benefits upon the executive officer signing a severance agreement and release of claims against the Company.
Each of our named executive officers has also entered into a non-competition, non-solicitation, non-disclosure and assignment agreement with the Company. This agreement provides for protection of our confidential information, assignment to the Company of intellectual property developed by our executives and non-compete and non-solicitation obligations throughout employment and for a period of twelve (12) months thereafter.
Severance Agreement with Mr. Levitz. After several years of distinguished service, the Company and Mr. Levitz agreed that Mr. Levitz would depart as an officer of the Company during fiscal 2019 after an agreed-upon transition period and that Mr. Levitz’s departure would be treated as a “Terminating Event” under the Severance Plan. Accordingly, the Company and Mr. Levitz entered into a severance agreement and release of claims against the Company on May 31, 2019. Pursuant to the severance agreement, Mr. Levitz received compensation and benefits consistent with the terms of the Severance Plan including (i) approximately $648,000 in severance payable in equal installments over 12 months; (ii) a pro-rata bonus for fiscal 2019 of $177,936 which was based on the applicable Company-based financial performance metrics for fiscal 2019 and target achievement for individual performance; (iii) 12 months of subsidized health and dental insurance coverage at active employee rates if Mr. Levitz elects continuation coverage; and (iv) reimbursement of up to twenty-five thousand dollars ($25,000) for outplacement services.
 COMPENSATION DECISION MAKING PROCESS
A well-designed, implemented, and communicated executive compensation program is important to the success of our Company. As such, the Committee, with advisors, and management where appropriate, works throughout the year to monitor the effectiveness of the program design. To ensure the process is robust and effective, each group has a specific role in the process.
Compensation Committee
The Committee is responsible for the oversight of compensation and benefits payable to our named executive officers. All members of the Committee are independent. The Committee's goal is to ensure our executive compensation programs and our business goals and talent acquisition strategy are appropriate and aligned with shareholder interests.
The Committee annually reviews the compensation of our named executive officers by considering several factors, including roles and responsibilities, performance, our historical and anticipated future financial performance and the compensation practices of companies in our peer group. The Committee reviews compensation levels and makes all final compensation decisions for all named executive officers. Details of the Committee’s authority and responsibilities are specified in the Committee’s charter, which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.
Management
The Chief Executive Officer provides input and recommendations regarding compensation of named executive officers, other than the Chief Executive Officer, to the Committee. Where appropriate, members of the executive leadership team may provide information, context, or proposed recommendations regarding program design to the Committee. All final decisions affecting named executive officer compensation are made by the Committee, in its sole discretion, and outside of the presence of any impacted named executive officers.
30	INSULET CORPORATION - 2020 Proxy Statement

Compensation Discussion and Analysis
Independent Compensation Consultant
The Committee retains an independent compensation consultant to assist it in structuring the Company’s compensation programs and in its deliberations. The Committee has sole authority to engage and retain the independent consultant, and directly oversees the work and the compensation of the consultant. Pearl Meyer & Partners, LLC (“Pearl Meyer”), an independent executive compensation consulting firm, was the Committee’s independent consultant for 2019. Pearl Meyer’s role was to assist the Committee in reviewing our executive compensation programs and practices from a market perspective, and to provide opinion and guidance with respect to proposed actions or changes.
Market Factors Considered
When reviewing compensation programs for, and setting the compensation of, our named executive officers, the Committee considers the compensation practices of specific peer companies as well as market data from general industry published surveys. For this purpose, the Committee, with the assistance of its independent compensation consultant, selected a peer group consisting of companies within a similarly-situated industry (i.e., medical devices and medical technology) and which were of comparable size based on revenue and market capitalization.
The Committee reviews this peer group on an on-going basis and modifies it as circumstances warrant. In setting the compensation of our named executive officers, the Committee evaluates each named executive officer’s compensation against the median market data for the respective position. However, the Committee does not strictly tie target compensation to any one type of peer group or survey data, but instead considers all of the sources described above in determining the appropriate level of compensation for each executive.
Peer Group for Setting Fiscal 2019 Compensation
During fiscal 2018, the Committee, with the assistance of Pearl Meyer, reviewed and updated the peer group for purposes of setting fiscal 2019 compensation. In conducting its review, the Committee considered the process employed for purposes of setting fiscal 2018 compensation and noted that it had become increasingly difficult to source comparable companies based on the Company’s growth profile and market multiple. Additionally, the Committee noted that as the Company expands its technology platform, the Committee may consider branching outside of traditional industry comparators in order to reflect the Company’s changing business characteristics. Accordingly, with the assistance of Pearl Meyer, the Committee reviewed the peer group by considering medical device companies that were of a comparable size based on revenue and market capitalization, generally within the range of one-half to two times our revenue and a minimum of five times revenue to market capitalization multiple. Additionally, the Committee considered broader life sciences companies and technology (primarily software) companies that represent the same business and demographic profile as the Company. Finally, the Committee considered the continued use of reference peers in light of the Company’s changing business and peer group updates and determined that the reference peers were not necessary going forward.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2019 compensation along with the financial information and other measures analyzed for each.
Company	Revenue(1) (dollars in millions)	Market Capitalization At May 31, 2018 (dollars in millions)	Market Capitalization to Revenue Ratio
ABIOMED, Inc.	$594	$16,952	28.6x
* Aspen Technology, Inc.	$497	$6,661	13.4x
* Bio-Techne Corporation	$619	$5,648	9.1x
Cantel Medical Corporation	$849	$4,551	5.4x
DexCom, Inc.	$761	$7,751	10.2x
* Exact Sciences Corporation	$308	$7,258	23.6x
Globus Medical, Inc.	$655	$5,414	8.3x
* Guidewire Software, Inc.	$576	$7,419	12.9x
* Halozyme Therapeutics, Inc.	$318	$2,635	8.3x
Inogen, Inc.	$276	$3,877	14.0x
Masimo Corporation	$814	$5,129	6.3x
* Medidata Solutions, Inc.	$567	$4,568	8.1x
Nevro Corp.	$346	$2,359	6.8x
Penumbra, Inc.	$363	$5,513	15.2x
* Supernus Pharmaceuticals, Inc.	$335	$2,919	8.7x

Insulet Corporation	$486	$5,510	11.3x
(1)	Revenue is for the trailing twelve months as of the most recently disclosed quarter, generally May 2018.
*	Asterisks represent additions to the Company’s peer group for purposes of setting fiscal 2019 compensation.
INSULET CORPORATION - 2020 Proxy Statement	31

Compensation Discussion and Analysis
Peer Group for Setting Fiscal 2020 Compensation
During fiscal 2019, the Committee, with the assistance of Pearl Meyer, reviewed and updated the peer group for purposes of setting fiscal 2020 compensation. In conducting its review, the Committee considered the process employed for purposes of setting fiscal 2019 compensation and noted that the updated methodology continued to serve the Company well and remained appropriate. Accordingly, with the assistance of Pearl Meyer, the Committee reviewed the peer group by considering medical device companies that were of a comparable size based on revenue and market capitalization, generally within the range of one-half to two times our revenue and a minimum of five times revenue to market capitalization multiple. Additionally, the Committee considered broader life sciences companies and technology (primarily software) companies that represent the same business and demographic profile as the Company. As a result of its analysis, the Committee determined that additions to the peer group were appropriate in order to include two fast growing core device companies and one comparably sized health care technology company. Accordingly, the Committee added NovoCure Limited, Tandem Diabetes Care, Inc., and Teledoc Health, Inc. to the peer group. The Committee also determined that eliminations from the peer group were appropriate to reflect consolidation activity or a change in revenue or market capitalization profile. As a result, the Committee removed three companies, Inogen, Inc., Halozyme Therapeutics, Inc., and Medidata Solutions, Inc. from the peer group.
The following table sets forth the peer group approved by the Committee for purposes of setting fiscal 2020 compensation along with the financial information and other measures analyzed for each.
Company	Revenue(1) (dollars in millions)	Market Capitalization At July 31, 2019 (dollars in millions)	Market Capitalization to Revenue Ratio
ABIOMED, Inc.	$ 769	$ 12,614	16.4x
Aspen Technology, Inc.	$542	$9,094	16.8x
Bio-Techne Corporation	$703	$7,959	11.3x
Cantel Medical Corporation	$908	$3,852	4.2x
DexCom, Inc.	$1,128	$14,307	12.7x
Exact Sciences Corporation	$526	$14,905	28.3x
Globus Medical, Inc.	$722	$4,512	6.3x
Guidewire Software, Inc.	$752	$8,352	11.1x
Masimo Corporation	$877	$8,422	9.6x
Nevro Corp.	$382	$2,041	5.3x
* NovoCure Limited	$294	$8,170	27.7x
Penumbra, Inc.	$471	$5,822	12.4x
Supernus Pharmaceuticals, Inc.	$404	$1,748	4.3x
* Tandem Diabetes Care, Inc.	$223	$3,683	16.5x
* Teledoc Health, Inc.	$457	$4,916	10.8x

Insulet Corporation	$600	$7,336	12.2x
(1)	Revenue is for the trailing twelve months as of the most recently disclosed quarter, generally June 2019.
*	Asterisks represent additions to the Company’s peer group for purposes of setting fiscal 2020 compensation.
Benchmarking
To supplement peer company data where sufficient peer level information is not available, the Committee uses data from Aon Hewitt’s Radford suite of surveys. These surveys include compensation data from medical technology and life sciences companies. Pearl Meyer, where applicable, uses data specific to the Company in terms of industry, size, or geographic location when providing compensation benchmarking reports to the Committee.
The Committee reviews compensation with Pearl Meyer on an ongoing basis. Historically, each year the Committee has reviewed a comprehensive annual competitive assessment prepared by Pearl Meyer. During fiscal 2019, the Committee reviewed an analysis conducted by Pearl Meyer covering the competitiveness of base salaries, target bonus opportunities, and long-term incentive compensation for each of our named executive officers. The analysis determined that, on average, our named executive officers’ target total direct compensation was positioned within a reasonable market range for their respective positions. In addition, for prospective new hire candidates, the Committee reviews information from the same benchmarking sources as a factor in the development of candidate compensation offers.
Internal Factors Considered
In arriving at its decisions, the Compensation Committee takes into account the market data discussed above, as well as several internal factors, including: (i) compensation strategy, philosophy, and core objectives; (ii) criticality of position; (iii) current and past compensation levels of named executive officers relative to compensation levels across the executive team; (iv) existing levels of stock and option ownership; (v) previous equity grants, associated vesting schedules and retentive value; and (vi) individual value factors specific to each named executive officer, including, but not limited to, experience, performance, leadership and expertise.
32	INSULET CORPORATION - 2020 Proxy Statement

Compensation Discussion and Analysis
Compensation Governance
 STOCK OWNERSHIP POLICY
The Board of Directors has adopted a policy recommending that our named executive officers own a significant equity interest in the Company’s common stock, as follows:

 RECOUPMENT (CLAWBACK) POLICY
Our recoupment policy (the "Recoupment Policy") provides that, if the Company is required to restate its financial statements due to both (i) the material non-compliance of the Company with any financial reporting requirement and (ii) misconduct of an executive officer of the Company (a “Covered Officer”), then the Committee may require any Covered Officer to repay to the Company that part of the incentive compensation received by that Covered Officer during the one-year period preceding the publication of the restated financial statement that the Committee determines was in excess of the amount that such Covered Officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statements. Incentive compensation is defined as annual cash incentive bonus and long-term equity incentive compensation (i.e., stock options, restricted stock units and performance units).
Under the Recoupment Policy, the Committee may take into account any factors it deems reasonable in determining whether to seek recoupment of previously paid incentive compensation and how much compensation to recoup from individual Covered Officers (which need not be the same amount or proportion for every Covered Officer), including any determination by the Committee regarding which Covered Officer engaged in misconduct or was responsible in whole or in part for the events that led to the financial restatement. The amount and form of the compensation to be recouped shall be determined by the Committee in its discretion, and recoupment of compensation paid as annual cash bonuses or long-term incentives may be made, in the Committee’s discretion, through cancellation of vested or unvested stock options, cancellation of unvested restricted stock units, performance units and/or cash repayment.
 TAX AND ACCOUNTING CONSIDERATIONS
Prior to fiscal 2019, we granted stock options to named executive officers as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, subject to applicable volume limitations. Generally, for stock options that do not qualify as incentive stock options, upon exercise of the options, the holders of the stock options recognize taxable income and we are entitled to a tax deduction. For stock options that qualify as incentive stock options, we do not receive a tax deduction and the holder of the stock option may receive more favorable tax treatment than for a non-qualified stock option.
For federal income tax purposes, named executive officers generally will be deemed to have received compensation on each vesting date equal to the fair market value of the shares vesting on such date, and the Company will generally be entitled to a tax deduction for such amount as compensation expense unless limited by tax rules.
The impact of federal tax laws on our compensation programs is considered by the Committee, including the deductibility of compensation paid to our Named Executive Officers. Section162(m) of the Internal Revenue Code (the "Code") limits the deductibility of compensation in excess of $1 million paid to any one “covered employee” (as defined by the Code, but generally including the Company’s Named Executive Officers) during any fiscal year. Under the rules in effect before 2018, compensation that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit.
The Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated the performance-based compensation exception subject to transitional relief for certain awards and arrangements that were in effect on or before November 2, 2017, and not later materially modified. In addition, the Tax Cuts and Jobs Act increased the scope of individuals subject to the deduction limitation. Thus, compensation originally intended to satisfy the requirements for exemption from Section 162(m) may not be fully deductible. Moreover, beginning on and after April 1, 2018, compensation awarded in excess of $1 million to our covered employees, now including our Chief Financial Officer and Treasurer, generally will not be deductible.
Although our compensation programs take into consideration the Section 162(m) rules as a factor, this consideration will not necessarily limit compensation to amounts deductible under Section 162(m). Despite the changes to Section 162(m), the Compensation Committee currently expects to structure the Company’s executive compensation programs such that a significant portion of executive pay is subject to performance goals.
INSULET CORPORATION - 2020 Proxy Statement	33

Compensation Committee Report
Compensation Committee Report
This report is submitted by the Compensation Committee of the Board of Directors. The Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on its review of the Compensation Discussion and Analysis and its discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Respectfully submitted by the Compensation Committee,
Sally W. Crawford (Chair)
James R. Hollingshead
Jessica Hopfield
David A. Lemoine
This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.
 COMPENSATION RISK ASSESSMENT
The Committee carefully considered whether our compensation policies and practices were reasonably likely to have a material adverse effect on the Company. It was the judgment of the Committee that the mix and design of our compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on the Company. In making this determination, the Committee considered several matters, including the following elements of our executive compensation plans and policies:
•	The Company’s base salary component of compensation does not encourage risk taking because it is a fixed amount,
•	The Company sets performance goals that it believes are reasonable in light of strong performance and market conditions,
•
The time-based vesting over three to four years for the Company’s long-term incentive awards ensures that the named executive officers’ interests align with those of its shareholders for the long-term performance of the Company,

•	The performance-based earning and time-based vesting of the performance unit awards combine to align these awards with shareholder interests,
•
Assuming achievement of at least a minimum level of performance, payouts under the Company’s performance based incentive plans result in some compensation at levels below full target achievement, rather than an “all or nothing” approach, which could engender excessive risk taking,

•
A majority of the payouts under the Company’s incentive plan are based on multiple individual performance and Company-based metrics, which mitigates the risk of an executive over emphasizing the achievement of one or more individual performance metrics to the detriment of Company-based metrics,

•	Certain payouts under the Company’s incentive plan include qualitative consideration, which restrain the influence of formulae or quantitative factors on excessive risk taking, and
•	Named executive officers are strongly encouraged to own a meaningful amount of Company stock.
Pay Ratio Disclosure
The ratio of the CEO’s annual total compensation to that of the median employee’s annual total compensation was 52:1. This ratio is based on 2019 annual total compensation of $5,883,985 for the CEO (as reported in the Summary Compensation Table in this Proxy Statement) and 2019 annual total compensation of $113,721 for the median employee. In accordance with SEC regulations, for purposes of determining the 2019 pay ratio, the Company utilized the same employee for fiscal 2019 that had been previously identified, as of November 1, 2018, as the median compensated employee for fiscal 2018. To identify the median compensated employee, we used W-2, Box 5 earnings for United States-based employees and the appropriate corollary for employees based outside of the United States. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
34	INSULET CORPORATION - 2020 Proxy Statement

Executive Compensation Tables
The following tables and notes present the compensation provided to our President and Chief Executive Officer, our Executive Vice President, Chief Financial Officer and Treasurer, our three other most highly compensated executive officers, based on fiscal 2019 compensation, and one additional individual who served as our principal financial officer during a portion of the 2019 fiscal year. For a more complete understanding of each table, please read the notes following the table.
Summary Compensation Table
The information included in the Summary Compensation Table below reflects compensation of our named executive officers for the fiscal year ended December 31, 2019 (“fiscal 2019”) and, where applicable, the fiscal years ended December 31, 2018 (“fiscal 2018”) and December 31, 2017 (“fiscal 2017”).
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
Shacey Petrovic President and Chief Executive Officer	2019	$675,000	—	$3,300,037	$685,085	$1,218,645	$5,218	$5,883,985
	2018	$571,154		$1,999,953	$463,126	$626,180	$4,392	$3,664,805
	2017	$542,308		$1,625,000	$625,000	$855,000	$8,100	$3,655,408
Wayde D. McMillan(1) Executive Vice President, Chief Financial Officer and Treasurer	2019	$380,769	$300,000	$2,975,107	$318,062	$489,700	$10,448	$4,474,086
Charles Alpuche Executive Vice President and Chief Operating Officer	2019	$465,058	—	$1,687,548	$550,500	$583,128	$61,002	$3,347,236
	2018	$442,308		$1,249,961	$463,126	$394,850	$70,447	$2,620,692
	2017	$390,769		$1,000,000	$500,000	$467,000	$61,904	$2,419,673
Bret Christensen Executive Vice President and Chief Commercial Officer	2019	$428,806	—	$1,012,657	$330,293	$540,670	$6,298	$2,318,724
	2018	$415,000	$25,000	$550,034	$324,191	$364,140	$6,670	$1,685,035
	2017	$241,019	$175,000	$475,002	$299,937	$142,108	$5,326	$1,338,392
John W. Kapples(2) Senior Vice President, General Counsel and Secretary	2019	$315,385	—	$1,312,640	$188,947	$346,705	$5,677	$2,169,354
Michael L. Levitz(3) Former Senior Vice President Treasurer and Chief Financial Officer	2019	$177,577	—	—	—	—	$882,031	$1,059,608
	2018	$402,077		$500,044	$277,870	$248,650	$4,960	$1,433,601
	2017	$384,308		$475,000	$300,000	$448,000	$7,410	$1,614,718
(1)	Mr. McMillan commenced employment on February 18, 2019.
(2)	Mr. Kapples commenced employment on March 18, 2019.
(3)
Mr. Levitz ceased serving as an executive officer on March 1, 2019, and, after an agreed-upon transition period, terminated employment with the Company on May 31, 2019. For more information see the “Severance Agreement with Mr. Levitz” section in the CD&A.

Bonus (Column D). Reflects a sign-on bonus paid to Mr. McMillan in connection with his commencement of employment. Mr. McMillan is required to repay this sign-on bonus on a pro-rata basis if he voluntarily terminates employment with the Company within two years of his hire date.
Stock Awards (Column E) and Option Awards (Column F). Reflects the aggregate grant date fair value, computed in accordance with Accounting Standards Codification 718 (“ASC 718”), of stock option, restricted stock unit and PSU awards issued to each of our named executive officers during the 2017, 2018 and 2019 fiscal years, as applicable. Further information regarding the 2019 awards is included in the Fiscal 2019 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at 2019 Fiscal Year-End Table and in the CD&A. The assumptions we used for calculating the grant date fair values are set forth in note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not represent the actual amounts paid to or realized by our named executive officers during the years ended December 31, 2019, December 31, 2018 or December 31, 2017.
Non-Equity Incentive Plan Compensation (Column G). Represents annual incentive cash awards paid to the named executive officers under our Annual Incentive Plan. For information regarding the calculation of these awards, see the “Annual Incentive Compensation” section in the CD&A.
All Other Compensation (Column H). Represents the aggregate dollar amount for each named executive officer, other than Mr. McMillan, for Company contributions to the Insulet Corporation 401(k) Profit Sharing Plan. For Mr. McMillan, represents the amount reimbursed to him for temporary housing expenses. For Mr. Alpuche, the amount also includes $51,378 payable to him as a housing
INSULET CORPORATION - 2020 Proxy Statement	35

Executive Compensation Tables
allowance. For Mr. Levitz, the amount also includes $876,431 payable to him in connection with his termination of employment with the Company. For details of the compensation and benefits paid or payable to Mr. Levitz in connection with his termination of employment, see the “Severance Agreement with Mr. Levitz” section in the CD&A.
2019 Grants of Plan-Based Awards
The following table provides information concerning the annual cash incentive awards and equity incentive awards granted to each of our named executive officers in fiscal 2019.
•	“AIP” is the annual incentive cash award payable pursuant to our 2019 Annual Incentive Plan.
•	“PSUs” are restricted stock unit awards subject to performance-based vesting, which we refer to as performance unit awards.
•	“RSUs” are restricted stock unit awards subject to time-based vesting.
•	“Options” are nonqualified stock options subject to time-based vesting.
Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)	(J)	(K)	(L)
Shacey Petrovic
AIP		$337,500	$675,000	$1,350,000
PSUs	2/26/2019				11,400	22,799	45,598				$2,100,016
RSUs	2/26/2019							14,409			$1,200,021
Options	2/26/2019								19,771	$92.11	$685,085
Wayde D. McMillan
AIP		$157,500	$315,000	$630,000
PSUs	2/26/2019				3,529	7,057	14,114				$650,020
RSUs	2/26/2019							3,529			$325,056
RSUs(1)	3/1/2019							21,298			$2,000,031
Options	2/26/2019								9,179	$92.11	$318,062
Charles Alpuche
AIP		$163,800	$327,600	$655,200
PSUs	2/26/2019				6,107	12,214	24,428				$1,125,032
RSUs	2/26/2019							6,107			$562,516
Options	2/26/2019								15,887	$92.11	$550,500
Bret Christensen
AIP		$151,025	$302,050	$604,100
PSUs	2/26/2019				3,665	7,329	14,658				$675,074
RSUs	2/26/2019							3,665			$337,583
Options	2/26/2019								9,532	$92.11	$330,293
John W. Kapples
AIP		$123,000	$246,000	$492,000
PSUs	4/1/2019				1,965	3,930	7,860				$375,040
RSUs	4/1/2019							1,965			$187,520
RSUs(1)	4/1/2019							7,860			$750,080
Options	4/1/2019								5,278	$95.43	$188,947
Michael L. Levitz
AIP		$121,500	$243,000	$486,000
(1)	Represent sign-on awards issued to Messrs. McMillan and Kapples in connection with their commencement of employment on February 18, 2019 and March 18, 2019, respectively.
36	INSULET CORPORATION - 2020 Proxy Statement

Executive Compensation Tables
Non-Equity Incentive Plan Awards (Columns C through E). Reflects threshold, target and maximum award amounts for fiscal 2019 pursuant to the 2019 Annual Incentive Plan. The actual amounts earned by each named executive officer pursuant to such awards are set forth in Column G of the Summary Compensation Table. For Mr. Levitz, the amounts in these columns reflect the initial range of possible cash payouts to him under our fiscal 2019 AIP. Pursuant to his separation agreement, Mr. Levitz is entitled to receive a prorated payout subject to our financial results and target individual performance. For more information regarding Mr. Levitz’s award, see the “Severance Agreement with Mr. Levitz” section in the CD&A.
Equity Incentive Plan Awards (Columns F through H). Reflects threshold, target and maximum award amounts for the FY19-FY21 performance cycle pursuant to PSUs issued as part of our fiscal 2019 annual equity awards. The actual amounts, if any, earned by each named executive officer pursuant to such awards are determined by the Committee at the end of the three-year performance cycle and are based upon the Company’s cumulative Adjusted Revenue and Adjusted EBIT during fiscal 2019, 2020 and 2021 as compared to a target level of performance for such performance period as established by the Committee on the grant date. At threshold performance, these PSU awards provide for a payout equal to fifty percent (50%) of the target award. At maximum performance, these PSU awards provide for a payout equal to two hundred percent (200%) of the target award. At maximum performance, the grant date fair value of these awards is $4,200,032 for Ms. Petrovic, $1,300,040 for Mr. McMillan, $2,250,064 for Mr. Alpuche, $1,350,148 for Mr. Christensen and $750,080 for Mr. Kapples. For more information regarding PSUs, see the “Long-Term Incentive Compensation” section in the CD&A.
Stock Awards and Option Awards (Columns I and J). Reflects the number of shares underlying restricted stock unit awards and stock option awards, respectively, that were granted on February 26, 2019 (March 1, 2019 with respect to Mr. McMillan’s sign-on award and April 1, 2019 with respect to Mr. Kapples), as part of our fiscal 2019 annual equity awards. Restricted stock unit awards vest one-third annually beginning on the first anniversary of the grant date and stock option awards vest one-quarter annually beginning on the first anniversary of the grant date. Amounts reported for Messrs. McMillan and Kapples include sign-on awards issued in connection with their commencement of employment.
Exercise Price of Option Awards (Column K). The exercise price for option awards is the closing price of our common stock on the grant date.
Grant Date Fair Value (Column L). The grant date fair value is generally the amount that the Company would expense in its financial statements over the award’s service period.
INSULET CORPORATION - 2020 Proxy Statement	37

Executive Compensation Tables
2019 Outstanding Equity Awards at Fiscal Year End
The following table provides information regarding outstanding stock option awards and unvested restricted stock unit and PSU awards held by each named executive officer as of December 31, 2019. Unless otherwise specified, the market value of outstanding stock awards in the table is calculated by multiplying the number of unvested stock units or PSUs by $171.20, the closing value of our stock on December 31, 2019, which was the last trading day of our 2019 fiscal year.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(A)	(B)	(C)	(D)	(E)	(F)	(G)	(H)	(I)
Shacey Petrovic	79,936(1)	0	$30.58	2/9/2025	4,508(6)	$771,770	21,636(10)	$7,408,166
	44,406(2)	3,645	$29.26	2/24/2026	4,474(7)	$765,949	20,134(11)	$6,893,882
	24,431(3)	11,107	$46.22	2/22/2027	6,809(8)	$1,165,701	22,799(12)	$7,806,378
	7,649(4)	9,838	$74.50	2/14/2028	7,600(9)	$1,301,120
	0(5)	19,771	$92.11	2/26/2029
Wayde D. McMillan	0(5)	9,179	$92.11	2/26/2020	3,529(9)	$604,165	7,057(12)	$2,416,317
					21,198(13)	$3,629,098
Charles Alpuche	41,013(14)	2,735	$31.21	2/3/2026	3,606(6)	$617,347	5,409(10)	$1,852,042
	25,765(3)	2,667	$46.22	2/22/2027	4,474(7)	$765,949	10,067(11)	$3,446,941
	9,289(4)	8,198	$74.50	2/14/2028	6,107(9)	$1,045,518	12,214(12)	$4,182,074
	0(5)	15,887	$92.11	2/26/2029
Bret Christensen	11,592(15)	6,957	$42.82	5/26/2027	2,336(6)	$399,923	4,807(10)	$1,645,917
	5,355(4)	6,886	$74.50	2/14/2028	3,132(7)	$536,198	2,685(11)	$919,344
	0(5)	9,532	$92.11	2/26/2029	3,665(9)	$627,448	7,329(12)	$2,509,450
John W. Kapples	0(5)	5,278	$95.43	4/1/2029	9,825(9)	$1,682,040	3,930(12)	$1,345,632
Michael L. Levitz	—	—	—	—	—	—	—	—
Footnotes
(1)	Represents fully vested stock options granted on February 9, 2015, as part of our fiscal 2015 annual equity awards.
(2)
Represents stock options granted on February 24, 2016, as part of our fiscal 2016 annual equity awards, that vest twenty five percent (25%) on the first anniversary of the grant date and in substantially equal quarterly installments thereafter.

(3)
Represents stock options granted on February 22, 2017, as part of our fiscal 2017 annual equity awards, that vest twenty five percent (25%) on the first anniversary of the grant date and in substantially equal quarterly installments thereafter.

(4)
Represents stock options granted on February 14, 2018, as part of our fiscal 2018 annual equity awards, that vest twenty five percent (25%) on the first anniversary of the grant date and in substantially equal quarterly installments thereafter.

(5)
Represents stock options granted on February 26, 2019 (April 1, 2019 for Mr. Kapples), as part of our fiscal 2019 annual equity awards, that vest twenty-five percent (25%) annually beginning on the first anniversary of the grant date.

(6)	Represents restricted stock units granted on February 22, 2017, as part of our fiscal 2017 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date.
(7)	Represents restricted stock units granted on February 14, 2018, as part of our fiscal 2018 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date.
(8)
Represents restricted stock units granted on January 1, 2019, as a promotion award in connection with Ms. Petrovic’s promotion to President and Chief Executive Officer, that vest one-third annually beginning on the first anniversary of the grant date.

(9)
Represents restricted stock units granted on February 26, 2019, as part of our fiscal 2019 annual equity awards, that vest one-third annually, beginning on the first anniversary of the grant date. With respect to Mr. Kapples, this represents restricted stock units granted on April 1, 2019, as part of our fiscal 2019 annual equity awards (1,965 shares) and as a sign-on award in connection with his commencement of employment (7,860 shares), that vest one-third annually, beginning on the first anniversary of the grant date.

(10)
Represents PSUs granted on February 22, 2017, as part of our fiscal 2017 annual equity awards with performance conditions based on the financial results of the Company, which vested on February 21, 2020, following the Committee’s certification of performance results. The Company exceeded the maximum performance targets for the three-year performance period ending December 31, 2019, resulting in vesting at two hundred percent (200%) of target. For more information see the “Outcomes for Outstanding Performance Unit Awards” section in the CD&A.

(11)
Represents PSUs granted on February 14, 2018, as part of our fiscal 2018 annual equity awards that vest after the end of the FY18-FY20 performance cycle (such performance cycle ends December 31, 2020) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of maximum performance.

(12)
Represents PSUs granted on February 26, 2019 (April 1, 2019 for Mr. Kapples), as part of our fiscal 2019 annual equity awards that vest after the end of the FY19-FY21 performance cycle (such performance cycle ends December 31, 2021) only to the extent that the Committee certifies that the applicable performance criteria have been satisfied. The amounts reported in this column are based on achievement of maximum performance.

38	INSULET CORPORATION - 2020 Proxy Statement

Executive Compensation Tables
(13)
Represents restricted stock units granted on March 1, 2019, as a sign-on award in connection with Mr. McMillan’s commencement of employment, that vest one-third annually, beginning on the first anniversary of the grant date.

(14)
Represents stock options granted on February 3, 2016, as a sign-on award in connection with Mr. Alpuche’s commencement of employment, that vest twenty five percent (25%) on the first anniversary of the grant date and in substantially equal quarterly installments thereafter.

(15)
Represents stock options granted on May 26, 2017, as a sign-on award in connection with Mr. Christensen’s commencement of employment, that vest twenty five percent (25%) on the first anniversary of the grant date and in substantially equal quarterly installments thereafter.

2019 Option Exercises and Stock Vested
The following table provides information regarding the number of Company stock options that were exercised by named executive officers during fiscal 2019 and the value realized from the exercise of such awards. The table also provides information regarding the vesting of stock awards during fiscal 2019.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Shacey Petrovic	3,417	$515,830	22,408	$1,956,744
Wayde D. McMillan	—	—	—	—
Charles Alpuche	—	—	18,018	$1,545,101
Bret Christensen	—	—	3,901	$368,354
John W. Kapples	—	—	—	—
Michael L. Levitz	94,461	$6,924,035	12,904	$1,126,673
(1)
The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of our common stock on the date of exercise.

(2)	The amounts shown in this column represent the number of shares vested multiplied by the closing price of our common stock on the vesting date.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
Severance Plan. For all named executive officers, severance benefits are payable pursuant to the Insulet Corporation Amended and Restated Executive Severance Plan (“Severance Plan”), pursuant to which benefits are payable to any named executive officer upon an involuntary termination of employment for any reason other than cause, disability or death. Solely with respect to our Chief Executive Officer, benefits also are payable in the event of a good reason resignation. For this purpose, a “good reason resignation” is defined as a material adverse diminution in the Chief Executive Officer’s responsibilities, authorities or duties, a material reduction in the Chief Executive Officer’s base salary or a relocation of the Company’s offices to a location more than 50 miles away from the Chief Executive Officer’s current office and requires that the Chief Executive Officer follow a prescribed process as set forth in the Severance Plan. Severance benefits include salary continuation payments equal to one times base salary (two times base salary for our Chief Executive Officer), one times target annual incentive plan bonus (two times target annual incentive plan bonus for our Chief Executive Officer) for the Chief Executive Officer and any other named executive officer who commenced employment before January 1, 2019 and who experiences an involuntary termination of employment before January 1, 2021, a prorated payment of the named executive officer’s annual incentive cash award, continued health coverage at employee rates for a period of up to one year (two years for the Chief Executive Officer) and reimbursement for outplacement services. The Severance Plan also provides that benefits are payable to a named executive officer if, within two years after a change-in-control, the named executive officer either resigns for good reason (as described above, but as applicable to the respective executive officer) or experiences an involuntary termination of employment for any reason other than cause, disability or death. In this event, severance benefits include (i) a lump sum cash payment equal to (A) two times base salary plus (B) two times an annual bonus payment that equals the higher of the named executive officer’s target bonus for the fiscal year in which the termination of employment occurs or the actual bonus paid to the named executive officer for the fiscal year which immediately precedes the fiscal year in which the termination of employment occurs; (ii) a prorated payment of the named executive officer’s annual incentive cash award; (iii) continued health coverage at employee rates for a period of up to two years; (iv) reimbursement for outplacement services; and (v) full and accelerated vesting of all outstanding equity awards. The Severance Plan conditions payment of severance benefits upon the executive officer signing a severance agreement and release of claims against the Company.
Equity Awards. The terms of equity awards issued to named executive officers provide for vesting under various termination or change in control scenarios as described below.
•	Death or Disability. The terms of our stock option, restricted stock unit and performance unit awards provide for full vesting upon an executive’s death or disability.
•
Change in Control. The terms of our stock option, restricted stock unit and performance unit awards provide for full vesting of such awards upon a change in control if, within two years after the change in control, the award holder is involuntarily terminated without cause or resigns for good reason.

INSULET CORPORATION - 2020 Proxy Statement	39

Executive Compensation Tables
The table below reflects the amount of compensation that would become payable to each of our named executive officers under existing plans or agreements if the named executive officer’s employment had terminated on December 31, 2019, the last day of our 2019 fiscal year, based on, where applicable, our closing stock price as of December 31, 2019 (the last trading day of our 2019 fiscal year), which was $171.20. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including under then-exercisable stock options, and benefits available generally to salaried employees, such as benefits under tax-qualified retirement plans.
The actual amounts that would be paid upon a named executive officer’s termination of employment or in connection with a change in control can be determined only at the time of such event. Due to a number of factors that may affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be higher or lower than indicated in the table. Factors that could affect these amounts include the timing during the year of any such event, our stock price, the attained level of performance for PSUs, and any additional agreements or arrangements we may enter into in connection with any change in control or termination of employment.
Name and Termination Scenario	Cash Severance	Value of Accelerated Unvested Equity Awards	Welfare Benefits and Outplacement	Total
(A)	(B)	(C)	(D)	(E)
Shacey Petrovic
Involuntary Termination/Good Reason Resignation	$ 3,894,750	—	$ 51,330	$ 3,946,080
Death or Disability	—	$19,479,299	—	$19,479,299
Change in Control Termination	$3,894,750	$19,479,299	$51,330	$23,425,379
Wayde D. McMillan
Involuntary Termination	$1,007,550	—	$44,262	$1,051,812
Death or Disability	—	$6,167,388	—	$6,167,388
Change in Control Termination	$2,087,550	$6,167,388	$63,524	$8,318,462
Charles Alpuche
Involuntary Termination	$ 1,375,452	—	$26,527	$1,401,979
Death or Disability	—	$9,934,786	—	$9,934,786
Change in Control Termination	$2,305,552	$9,934,786	$28,054	$12,268,392
Bret Christensen
Involuntary Termination	$1,268,179	—	$ 45,829	$1,314,008
Death or Disability	—	$ 6,413,827	—	$6,413,827
Change in Control Termination	$2,125,909	$6,413,827	$66,658	$8,606,393
John W. Kapples
Involuntary Termination	$845,420	—	$45,829	$891,249
Death or Disability	—	$2,754,770	—	$2,754,770
Change in Control Termination	$1,747,420	$2,754,770	$66,658	$4,568,848
Mr. Levitz terminated employment with the Company on May 31, 2019. For the details of compensation and benefits paid or payable to Mr. Levitz in connection with his termination of employment, see the “Severance Agreement with Mr. Levitz” section in the CD&A and Summary Compensation Table.
40	INSULET CORPORATION - 2020 Proxy Statement

Executive Compensation Tables
Cash Severance (Column B)
Involuntary Termination. Represents salary continuation payments comprised of the following: For Ms. Petrovic: two times annual base salary; two times target annual incentive plan bonus; and a pro-rata bonus for fiscal 2019. For Messrs. Alpuche and Christensen, who were employed on January 1, 2019: one times annual base salary; one times target annual incentive bonus; and a pro-rata bonus for fiscal 2019. For Messrs. McMillan and Kapples: one times annual base salary and a pro-rata bonus for fiscal 2019. For purposes of this scenario, we assume that the named executive officer terminates employment on December 31, 2019, the last day of our 2019 fiscal year and, therefore, that the pro-rata bonus for fiscal 2019 equals the full bonus for the fiscal year.
Change in Control Termination. Represents a single lump sum payment comprised of the following with respect to each named executive officer: (i) two times annual base salary, two times the higher of (A) the named executive officer’s fiscal 2019 target annual incentive bonus or (B) the actual bonus payable to the named executive officer for fiscal 2018, and (ii) a pro-rata bonus for fiscal 2019. For purposes of this scenario, we assume that the named executive officer terminates employment on December 31, 2019, the last day of our 2019 fiscal year and, therefore, that the pro-rata bonus for fiscal 2019 equals the full bonus for the fiscal year.
Based on the terms of the Severance Plan, the pro-rata bonus for fiscal 2019 is determined based on the degree to which the applicable Company-based financial performance metrics were satisfied and assuming target achievement for any performance metrics related to individual performance. As a result, for purposes of above scenarios, the pro-rata bonus for fiscal 2019 for each named executive officer is based upon a Company performance factor of 177%. For more information, see the “Annual Incentive Compensation” section in the CD&A.
Value of Accelerated Unvested Equity Awards (Column C) The amounts reported in this column represent the value that would have been attained upon (i) the full vesting of all unvested options held by the named executive officers as of December 31, 2019; (ii) the full vesting of all restricted unit awards that would have become vested on December 31, 2019; and (iii) the full vesting of all performance unit awards that would have become vested on December 31, 2019, assuming target performance.
Welfare Benefits and Outplacement (Column D) Represents the employer portion of the premium paid on behalf of the named executive officer for continued coverage under the Company’s medical and dental plans during the applicable severance period plus $25,000 for outplacement services.
INSULET CORPORATION - 2020 Proxy Statement	41

Non-Employee Director Compensation
The purpose of our Non-Employee Director Compensation program is to provide a total compensation package that enables the Company to attract and retain, on a long-term basis, high caliber Directors who are not employees or officers of the Company. The details of our Non-Employee Director Compensation program are set forth below.
Annual Cash Compensation
Directors receive the following cash compensation on an annual basis:
•	an annual retainer of $50,000
Independent Chairman of the Board
•	an additional annual retainer of $50,000
Lead Independent Director
•	an additional annual retainer of $40,000
Committee Chairs (inclusive of Committee member retainers)
•	an additional annual retainer of $25,000 to the Audit Committee Chair
•	an additional annual retainer of $16,000 to the Compensation Committee Chair
•	an additional annual retainer of $11,000 to the Nominating, Governance and Risk Committee Chair
Committee Members (excluding the Committee Chairs)
•	an additional annual retainer of $12,500 to each of the Audit Committee members
•	an additional annual retainer of $8,000 to each of the Compensation Committee members
•	an additional annual retainer of $5,000 to each of the Nominating, Governance and Risk Committee members
Cash payments are made quarterly in arrears. A Director may elect to defer all of his or her cash fees from the Company. There were no elections made for deferrals in 2019.
Annual Equity Compensation
On the date of each Annual Meeting of Shareholders, each non-employee Director who is continuing as a Director following the date of such annual meeting is granted restricted stock units with a total fair market value equal to $190,000 (the “Annual Award”) on the date of the grant. The Annual Award is issued based on the closing sale price of the common stock on the date of grant. The Annual Awards to non-employee Directors fully vest on April 30th of the first year following the date of grant.
Initial Compensation
When they join the Board, new Directors receive restricted stock units with a total fair market value equal to $250,000 (the “Initial Award”). The Initial Award is issued based on the closing sale price of the Company’s common stock on the date of grant. The Initial Awards vest annually over three years (50% on the first anniversary of the date of grant, 25% on the second anniversary of the date of grant and 25% on the third anniversary of the date of grant).
The following table sets forth the compensation paid to our non-employee Directors during the year ended December 31, 2019. Directors who are employees of the Company do not receive any compensation for their service as Directors.
42	INSULET CORPORATION - 2020 Proxy Statement

Non-Employee Director Compensation
2019 Director Compensation Table
Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Sally W. Crawford	$ 53,250	$ 190,000	$ 243,250
John A. Fallon	$45,750	$190,000	$235,750
James R. Hollingshead(2)	$10,530	$250,000	$260,530
Jessica Hopfield	$51,611	$190,000	$241,611
David A. Lemoine	$62,250	$190,000	$252,250
Michael R. Minogue	$46,875	$190,000	$236,875
Corinne H. Nevinny(2)	$42,843	$440,000	$482,843
Timothy J. Scannell	$78,750	$190,000	$268,750
(1)
These amounts are based on the grant date fair value of the stock awards in the year in which the grant was made in accordance with FASB ASC 718-10, excluding the impact of forfeitures. The assumptions we used for calculating the grant date fair values are set forth in note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. These amounts do not represent the actual amounts paid to or realized by Directors for these awards during the year ended December 31, 2019.

(2)
Includes restricted stock units with a total grant date fair market value equal to $250,000 issued to new directors when they join the Board pursuant to the Company’s non-employee director compensation program.

As of December 31, 2019, our non-employee Directors held options to purchase shares of our common stock and unvested restricted stock units that had been granted by us as Director compensation representing the following number of shares of our common stock:
Name	Options to Purchase Shares	Restricted Stock Units
Sally W. Crawford	0	1,726
John A. Fallon	12,822	1,726
James R. Hollingshead	0	2,033
Jessica Hopfield	16,450	1,726
David A. Lemoine	8,822	1,726
Michael R. Minogue	4,226	2,520
Corinne H. Nevinny	0	4,913
Timothy J. Scannell	18,267	1,726
INSULET CORPORATION - 2020 Proxy Statement	43

Proposal 2	Approval, on a Non-Binding, Advisory Basis, of the Compensation of Certain Executive Officers
As required by Section 14A of the Exchange Act, the Company is providing shareholders with the opportunity to vote on the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement. This is commonly known as a “say-on-pay” vote. At the Annual Meeting, the Company is presenting to shareholders the following non-binding, advisory resolution on the approval of the compensation of the Named Executive Officers:
“RESOLVED, that the shareholders of the Company approve the compensation of the Company’s Named Executive Officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.”
The compensation of the Company’s Named Executive Officers that is the subject of the foregoing resolution is the compensation disclosed in the sections entitled “Compensation Discussion and Analysis,” “2019 Summary Compensation Table,” “2019 Grants of Plan-Based Awards,” “2019 Outstanding Equity Awards at Year End,” “2019 Option Exercises and Stock Vested,” and “Potential Payments upon Termination or Change-in-Control.” You are encouraged to carefully review these sections.
The section of this Proxy Statement entitled “Compensation Discussion and Analysis” includes a detailed discussion of each of the following as it relates to the Company’s Named Executive Officers:
•	the objectives of the Company’s compensation programs,
•	what the Company’s compensation programs are designed to reward,
•	each element of compensation,
•	why the Company chooses to pay each element of compensation,
•	how the Company determines the amount (and, where applicable, the formula) for each element to pay, and
•	how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives.
The Board of Directors unanimously recommends that shareholders approve the foregoing resolution for the same reasons that the Company decided to provide this compensation to its Named Executive Officers as articulated in the “Compensation Discussion and Analysis” section.
   VOTE REQUIRED; EFFECT OF VOTE
The approval of the resolution in this Proposal 2 requires that a majority of the shares voting on this Proposal 2 vote FOR such approval. Abstentions and broker non-votes will not be treated as votes cast and, accordingly, will have no effect on the outcome of the vote on this Proposal 2.
The resolution that is the subject of this Proposal 2 is a non-binding, advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether it is approved or not and will not be construed as overruling a decision by the Company or the Board of Directors or to create or imply any change to the fiduciary duties of the Company or the Board of Directors or any additional fiduciary duties for the Company or the Board of Directors.
Furthermore, because this non-binding, advisory resolution primarily relates to compensation of the Company’s Named Executive Officers that has already been paid or contractually committed, there is generally no opportunity for the Company to revisit those decisions. However, the Compensation Committee does intend to take the results of the vote on this Proposal 2 into account in its future decisions regarding the compensation of the Company’s Named Executive Officers.
   RECOMMENDATION OF OUR BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THIS RESOLUTION.
44	INSULET CORPORATION - 2020 Proxy Statement

Report of the Audit Committee of the Board of Directors
This report is submitted by the Audit Committee of the Board of Directors. The Audit Committee currently consists of Corinne H. Nevinny (Chair), James R. Hollingshead, David A. Lemoine and Michael R. Minogue. None of the members of the Audit Committee is an officer or employee of the Company. Ms. Nevinny, Mr. Hollingshead, Mr. Lemoine and Mr. Minogue are each “independent” for Audit Committee purposes under the applicable NASDAQ and SEC rules. Each of Mr. Lemoine and Ms. Nevinny is an “audit committee financial expert” as defined under SEC rules. The Audit Committee operates under a written charter adopted by the Board of Directors, a current copy of which is available in the Corporate Governance section of the Company’s website at http://www.insulet.com.
The Audit Committee oversees the Company’s accounting and financial reporting processes on behalf of the Board of Directors. The Company’s management has the primary responsibility for preparing the Company’s financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements for the fiscal year ended December 31, 2019, including a discussion of, among other things, the quality of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the Company’s financial statements.
The Audit Committee also reviewed with Grant Thornton LLP (“Grant Thornton”), the Company’s independent registered public accounting firm, the results of Grant Thornton’s audit and discussed matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has reviewed permitted services under SEC rules and discussed with Grant Thornton its independence from management and the Company, including the matters in the written disclosures and the letter from Grant Thornton required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton’s communications with the Audit Committee concerning independence, and has considered and discussed the compatibility of non-audit services provided by Grant Thornton with its independence.
The Audit Committee meets with Grant Thornton, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Respectfully submitted by the Audit Committee,
Corinne H. Nevinny (Chair)
James R. Hollingshead
David A. Lemoine
Michael R. Minogue
This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing with the SEC, except to the extent that the Company specifically incorporates this Report by reference into another Company filing.
INSULET CORPORATION - 2020 Proxy Statement	45

Matters Concerning Independent Registered Public Accounting Firm
The Audit Committee charter contains procedures for the pre-approval of audit and non-audit services (the “Pre-Approval Policy”) to ensure that all audit and permitted non-audit services that are to be provided to the Company by its independent registered public accounting firm have been pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approves the use of such firm for specific audit and non-audit services, except that pre-approval of non-audit services is not required if the “de minimis” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the Audit Committee before it may be provided by such firm. All of the audit-related, tax and all other services provided by Grant Thornton to the Company in the fiscal year ended December 31, 2019 and 2018 were approved by the Audit Committee by means of specific pre-approvals or pursuant to the Pre-Approval Policy.
All non-audit services provided by Grant Thornton in 2019 and 2018 were reviewed with the Audit Committee, which concluded that the provision of such services by Grant Thornton was compatible with the maintenance of their independence in the conduct of their auditing functions. For additional information concerning the Audit Committee and its activities with Grant Thornton in 2019, see “Governance of the Company - Board of Directors - Current Audit Committee” and “Report of the Audit Committee of the Board of Directors.”
   FEES BILLED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The following table shows: (i) the fees for professional services rendered by Grant Thornton for the audit of the Company’s financial statements for the fiscal years ended December 31, 2019 and 2018 and (ii) the fees billed for other services rendered by Grant Thornton during such fiscal years.
	2019	2018
Audit Fees	$1,643,600	$1,406,690
Audit-Related Fees	$—	$—
Tax Fees	$14,046	$32,766
All Other Fees	$—	$—
Total	$1,657,646	$1,439,456
   AUDIT FEES
Audit fees consist of the aggregate fees incurred for professional services rendered for: (i) the audit of the Company’s annual financial statements included in its 10-K and a review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, (ii) the filing of the Company’s registration statements and other SEC related filings, (iii) services that are normally provided in connection with statutory and regulatory filings or engagements for those years, and (iv) accounting consultations.
   TAX FEES
Tax Fees consist of fees for professional services rendered for assistance with foreign and U.S. state and local tax compliance and other tax planning or tax advice services.
46	INSULET CORPORATION - 2020 Proxy Statement

Proposal 3	Ratification of the Appointment of Independent Registered Public Accounting Firm
The Audit Committee of the Board of Directors has appointed Grant Thornton as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2020. Grant Thornton has served as the Company’s independent registered public accounting firm since 2016. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of the Company’s independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. In making its determinations regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and will take into account the vote of the Company’s shareholders with respect to the ratification of the appointment of the Company’s independent registered public accounting firm.
A representative of Grant Thornton is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.
   VOTE REQUIRED; EFFECT OF VOTE
The affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on this Proposal 3 is required to ratify the appointment of Grant Thornton as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Broker “non-votes” and abstentions are not considered voted for the proposal to ratify the appointment of Grant Thornton. Such broker “non-votes” and abstentions will have the effect of reducing the number of affirmative votes required to achieve a majority for this Proposal 3 by reducing the total number of shares from which the majority is calculated. If the shareholders do not ratify the selection of Grant Thornton, the Audit Committee will review the Company’s relationship with Grant Thornton and will take such action as it deems appropriate, which may include continuing to retain Grant Thornton as the Company’s independent registered public accounting firm.
   RECOMMENDATION OF OUR BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.
INSULET CORPORATION - 2020 Proxy Statement	47

Shareholder Proposals for 2021 Annual Meeting of Shareholders
Shareholders who wish to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2021 Annual Meeting of Shareholders must ensure that their proposal is received by the Company no later than December 14, 2020, at the Company’s principal executive offices at 100 Nagog Park, Acton, MA 01720, Attention: Secretary and General Counsel. The proposal must be made in accordance with the provisions of Rule 14a-8 of the Exchange Act. Shareholders who intend to present a proposal at the 2021 Annual Meeting of Shareholders without inclusion of the proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company at its principal executive offices no later than February 27, 2021, and no earlier than January 28, 2021. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
Forward-Looking Statements
This Proxy Statement and the accompanying letter to shareholders may contain forward-looking statements. Forward-looking statements relate to future events or our future financial performance.
We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, results of operations and financial condition.
The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors described in Item 1A Risk Factors, and elsewhere, in the Company’s 10-K. Accordingly, you should not rely upon forward-looking statements as predictions of future events. We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this Proxy Statement and the accompanying letter to shareholders relate only to events as of the date of this Proxy Statement. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
48	INSULET CORPORATION - 2020 Proxy Statement

Insulet, Omnipod, Podder, DASH and Horizon are trademarks or registered trademarks of Insulet Corporation in the United States and other various jurisdictions. All rights reserved. All other trademarks are the property of their respective owners. The use of third party trademarks does not constitute an endorsement or imply a relationship or other affiliation.

INSULET CORPORATION
100 NAGOG PARK
ACTON, MA 01720

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/PODD2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E98733-P36722

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**INSULET CORPORATION**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Sally W. Crawford
02) Michael R. Minogue
03) Corinne H. Nevinny

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:**
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

E98734-P36722

**INSULET CORPORATION**
**THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**
**FOR THE ANNUAL MEETING TO BE HELD ON MAY 29, 2020**

Shacey Petrovic and John W. Kapples, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Insulet Corporation to be held on May 29, 2020 or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote FOR each of the director nominees, FOR Proposal 2 and FOR Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.**

**Address Changes/Comments:** ______________________________________________

______________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**